UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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HAEMONETICS CORPORATION
(Name of Registrant as Specified in Its Charter)

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Notice of Annual Meeting of Shareholders and Proxy Statement

Friday, August 6, 2021 8:00 A.M. Eastern Time

OUR PURPOSE

we make it possible. **you** make it matter.

OUR MISSION

We develop innovative medical technology products and services that improve the quality, effectiveness and efficiency of care. We are building a collaborative, performance-driven culture that attracts and develops the best talent.

At Haemonetics, we make it possible for people to be part of something bigger. Our passionate teams are dedicated to developing innovative medical technology products and services for critical points along the continuum of care.

What We Do

For commercial plasma, we offer innovative technologies that enable higher plasma yield collections, improve productivity in our customers' centers, enhance the overall donor experience and provide safe and reliable collections that will become life-changing medicines for patients.

For hospitals, we provide information and solutions that enable healthcare professionals to improve patient care and economic outcomes in critical settings.

For blood centers, we advance products and services to help ensure blood safety, improve operational efficiency and collect the blood components in the greatest demand.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Friday August 6, 2021
8:00 A.M. Eastern Time
125 Summer Street, Boston, Massachusetts 02110
To Our Shareholders:
The 2021 Annual Meeting of Shareholders of Haemonetics Corporation, a Massachusetts corporation (the "Company"), will be held on Friday, August 6, 2021 at 8:00 A.M., Eastern Time, at the offices of the Company, 125 Summer Street, Boston, Massachusetts 02110 for the following purposes:

1 To elect the six director nominees named in the proxy statement to one-year terms expiring in 2022;
2 To approve, on an advisory basis, the compensation of our named executive officers;
3 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022; and
4 To transact such other business as may properly come before the meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Shareholders.
We are pleased to continue utilizing the Securities and Exchange Commission ("SEC") rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the meeting. On or about June 18, 2021, we will mail to our shareholders as of June 2, 2021, the record date for the meeting, a Shareholder Meeting Notice and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2021 Annual Report to Shareholders (unless the shareholder previously requested electronic or paper delivery on an ongoing basis).
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.

We currently intend to hold our 2021 Annual Meeting of Shareholders in person. However, we are monitoring COVID-19 developments and related guidance issued by Massachusetts regulatory agencies and relevant health organizations. In June 2020, our Board of Directors amended our By-Laws to permit the Company to hold annual shareholders meetings solely by means of remote communication (i.e., a virtual meeting) to the extent permitted under Massachusetts law (see page 50 for more information). Should we determine that alternative arrangements for the meeting may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and through our filings with the SEC and post additional information on our investor relations website at www.haemonetics.com.
By Order of the Board of Directors
Michelle L. Basil
Corporate Secretary
Boston, Massachusetts
June 18, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2021: This proxy statement and the Company’s 2021 Annual Report to Shareholders are available at www.envisionreports.com/HAE.

www.haemonetics.com 1

2 HAEMONETICS CORPORATION | 2021 Proxy Statement

PROXY STATEMENT SUMMARY
This summary highlights selected information in this proxy statement (this "Proxy Statement"), which is being furnished in connection with the solicitation of proxies by Haemonetics Corporation for use at the 2021 Annual Meeting of Shareholders. Please review this entire Proxy Statement before voting. References in this Proxy Statement to "Haemonetics," the "Company," "we," "us" or "our" refer to Haemonetics Corporation.

Voting Roadmap
2021 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Friday, August 6, 2021 at 8:00 A.M., Eastern Time
Place:	Haemonetics Corporation 125 Summer Street Boston, MA 02110
Commence Mail Date:	On or about June 18, 2021
Record Date:	June 2, 2021
MEETING AGENDA AND VOTING RECOMMENDATIONS

Voting Items		Board Recommendation	For Further Information
1
Election of Christopher A. Simon, Robert E. Abernathy, Catherine M. Burzik, Michael J. Coyle, Charles J. Dockendorff and Lloyd E. Johnson as directors for one-year terms expiring at the 2022 Annual Meeting of Shareholders
		FOR each director nominee	Page 8
2	Approval, on an advisory basis, of our named executive officers’ compensation	FOR	Page 18
3	Ratification of our independent registered public accounting firm for fiscal 2022	FOR	Page 42
HOW TO VOTE

ONLINE	BY PHONE	BY MAIL	IN PERSON
Go to www.envisionreports.com/HAE and enter the 15-digit control number provided on your proxy card or voting instruction form.
If you received a paper copy of your proxy materials by mail, call the number on your proxy card or voting instruction form. You will need the 15-digit control number provided on your proxy card or voting instruction form.
		If you received a paper copy of your proxy materials by mail, complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions beginning on page 49 regarding how to attend and vote in person at the meeting.
www.haemonetics.com 3

Performance Highlights
Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. We view our operations and manage our business in three principal reporting segments: Plasma, Blood Center and Hospital. The Company's common stock trades on the New York Stock Exchange ("NYSE") under the symbol "HAE."
The COVID-19 pandemic created unprecedented market dynamics for Haemonetics and our industry in fiscal 2021, with varying effects across each of our business units and their respective customers, particularly in Plasma. While we cannot control the pandemic’s impact on our customer’s businesses, we worked hard to meet every challenge, keeping our employees safe and our plants operational with high levels of service and customer support. Despite the challenges, we made progress to build a stronger Haemonetics and delivered strong relative performance in a challenging environment due to COVID-19.
In April 2021 one of our largest customers, CSL Plasma ("CSL"), notified us of its intent not to renew its current U.S. supply agreement for the use of Haemonetics PCS2® Plasma Collection System devices and the purchase of plasma disposables that expires in June 2022. We do not anticipate the decision will impact our fiscal 2022 results, and we understand from CSL that this decision reflects a change in internal strategy and is not based on the level of service or quality of our products. We are acting with urgency to address the impact of CSL’s transition in fiscal 2023, but we are being thoughtful and balanced in our planning. This approach has informed the Compensation Committee's fiscal 2022 plan design determinations to ensure continued focus on revenue growth, long-term shareholder value creation and attracting and retaining key talent. Our ability to respond is enhanced by the steps we have taken these past few years to strengthen our financial health, improve productivity, drive innovation, reshape our portfolio and build a collaborative, performance-driven culture. We are well-positioned to navigate this change.
For further discussion of our fiscal 2021 business highlights and how our fiscal 2021 performance affected our Named Executive Officers' compensation, please see our Compensation Discussion and Analysis beginning on page 20. For additional information on our fiscal 2021 financial results and Haemonetics' COVID-19 response efforts please see our Annual Report on Form 10-K for the fiscal year ended April 3, 2021.

Governance Highlights
In accordance with the Company’s Principles of Corporate Governance, which require a director to retire at the annual meeting following his or her 72nd birthday, Richard J. Meelia, our independent Board Chairman, is retiring from our Board of Directors (the "Board") effective as of the 2021 Annual Meeting of Shareholders and as a result did not seek re-nomination for re-election to the Board. The Board has appointed Ellen M. Zane as the new independent Board Chair effective as of the 2021 Annual Meeting of Shareholders and has nominated Lloyd E. Johnson as a new director candidate to stand for election at the 2021 Annual Meeting of Shareholders. The following "Governance Highlights" are for the nine continuing directors of the Company, assuming the election of Mr. Johnson, all of whom (with the exception of Christopher A. Simon, our President and Chief Executive Officer) are independent.
BOARD COMPOSITION SNAPSHOT
4 HAEMONETICS CORPORATION | 2021 Proxy Statement

BOARD MEMBERS

Name and Principal Professional Experience	Age	Director Since	Independent	Committee Membership
DIRECTOR NOMINEES
Christopher A. Simon President and Chief Executive Officer, Haemonetics	57	2016		N/A
Robert E. Abernathy Retired Chairman and Chief Executive Officer, Halyard Health, Inc.	66	2017	✓	Compensation Technology
Catherine M. Burzik President and CEO, CFB Interests, LLC; Former President and CEO, Kinetic Concepts, Inc.	70	2016	✓	Audit Technology
Michael J. Coyle Former President and Chief Executive Officer, iRhythm Technologies, Inc.	59	2020	✓	Audit Governance and Compliance
Charles J. Dockendorff Retired Executive Vice President and Chief Financial Officer, Covidien plc	66	2014	✓	Audit Governance and Compliance
Lloyd E. Johnson Retired Global Managing Director, Finance and Internal Audit, Accenture Corporation	67	—	✓	N/A(1)
CONTINUING DIRECTORS
Mark W. Kroll, Ph.D. Adjunct Full Professor, University of Minnesota; Retired Senior Executive Officer, St. Jude Medical, Inc.	68	2006	✓	Compensation Technology
Claire Pomeroy, M.D., M.B.A. President, Albert and Mary Lasker Foundation	66	2019	✓	Compensation Technology
Ellen M. Zane (Board Chair)(2) CEO Emeritus of Tufts Medical Center and Tufts Children's Hospital	69	2018	✓	Compensation Governance and Compliance
(1)The Board will appoint Mr. Johnson to one or more of its standing committees following his election at the 2021 Annual Meeting of Shareholders.
(2)The Board has appointed Ms. Zane as the next Board Chair effective as of the 2021 Annual Meeting of Shareholders. Mr. Meelia will continue to serve as Board Chairman until the 2021 Annual Meeting of Shareholders.
 Committee Chair
INDEPENDENT DIRECTOR QUALIFICATIONS
As discussed below under “Board Composition and the Director Nomination Process” (beginning on page 8), the Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience and background that should be reflected in the composition of the Board. The experience, expertise and knowledge represented by the Board as a collective body allows the Board to lead Haemonetics in a manner that serves its shareholders’ interests appropriately. The Governance and Compliance Committee believes that the independent directors on our Board have an effective mix of experience, qualifications, attributes and skills that are important to our business, which include:
www.haemonetics.com 5

BOARD REFRESHMENT
The Board does not endorse arbitrary term limits for director service, nor does it believe in automatic re-nomination until directors reach the mandatory retirement age. The Board and each Committee of the Board conduct an annual self-evaluation of their performance, which is an important determinant for Board refreshment. Under the Company’s Principles of Corporate Governance, directors are required to retire from the Board when they reach the age of 72, provided that a director elected to the Board prior to his or her 72nd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 72nd birthday. On the Governance and Compliance Committee's recommendation, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

How We Think About Board Refreshment

BEST PRACTICES
We are committed to high standards in corporate governance and creating a corporate governance environment that supports the long-term success of our Company. Our governance practices include the following:

BOARD PRACTICES	SHAREHOLDER PRACTICES
✓ Independent Chair and directors (other than CEO)
✓ Committees consist solely of independent directors
✓ Declassified Board (pending completion of phase-in as of the 2022 Annual Meeting of Shareholders)
✓ Regular executive sessions of independent directors
✓ Board oversight of risk management and compliance
✓ Annual Board/Committee evaluations
✓ Director retirement policy at age 72

✓ Transparent and active shareholder engagement (outreach to over 55% of shares outstanding in each of last three years)
✓ Annual say on pay advisory vote, with over 95% approval in each of the last six years
✓ Majority voting provisions in Charter and By-Laws
✓ Shareholder right to call special meetings
✓ Director resignation policy if a director does not obtain a majority of the votes cast in an uncontested election
✓ No shareholder rights plan (i.e., a "poison pill")

OTHER BEST PRACTICES
✓ Maintain strong executive compensation governance and pay practices (see "Strong Governance and Pay Practices" beginning on page 23)
SHAREHOLDER OUTREACH
The Company is committed to transparent and active engagement with its shareholders. On an ongoing basis, members of senior management meet with shareholders to discuss the Company's business fundamentals, performance and long-term outlook. Our Board also proactively engages with shareholders on governance and executive compensation matters and other topics of shareholder interest. During the fall and winter of fiscal 2021, the Chairs of our Governance and Compliance and Compensation Committees offered meetings to fifteen of our largest shareholders that collectively held over 57% of our outstanding shares. Together with our Executive Vice President, General Counsel and Director, Investor Relations, the Chairs of our Governance and Compliance and Compensation Committees ultimately met with seven of these shareholders in January and February 2021 to discuss, among other things, Haemonetics' COVID-19 response, corporate strategy and performance, board diversity and refreshment (including board leadership following Mr. Meelia's retirement), executive compensation, corporate responsibility and other governance matters. Details of shareholder feedback are incorporated throughout this Proxy Statement.
For information on how to contact our Board please see "Communications with the Board of Directors" on page 13.
6 HAEMONETICS CORPORATION | 2021 Proxy Statement

CORPORATE RESPONSIBILITY
"We make it possible. You make it matter." At Haemonetics, our Purpose inspires the important work we do every day to meaningfully advance patient care and drive greater possibilities in healthcare. How we do this work is equally important. Guided by our Purpose, and mindful of our shareholders, customers, employees and other key stakeholders whose trust we value, we are committed to being a good corporate citizen and take responsibility to proactively identify and manage the environmental, social and governance (“ESG”) risks and opportunities that are relevant to our business and those we serve. Please visit the “Corporate Responsibility” page on our website www.haemonetics.com for more information on our ESG-related policies and practices, which is a foundation upon which we plan to continue to build.

Performance Highlights
ELEMENTS OF TOTAL COMPENSATION
When setting compensation for our Named Executive Officers, or "NEOs," the Compensation Committee focuses on total direct compensation. Total direct compensation includes three major components - base salary, annual short-term incentive compensation and annual long-term incentive compensation - all of which are designed to work together to drive a complementary set of behaviors and outcomes. The following chart illustrates, for fiscal 2021, the target annual compensation mix among the three elements of direct compensation for our Chief Executive Officer and, on average, for our other NEOs.

Cautionary Note Regarding Forward Looking Statements
Any statements contained in this Proxy Statement that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this Proxy Statement may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s products and the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items and actions taken to address the transition of CSL; (iii) the impact of the COVID-19 pandemic on the Company’s operations, availability and demand for its products and future financial performance; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended April 3, 2021 under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information" and in our other periodic reports filed with the SEC. The Company does not undertake to update these forward-looking statements.
This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.
www.haemonetics.com 7

ITEM 1—ELECTION OF DIRECTORS
Our Board has nominated Christopher A. Simon, Robert E. Abernathy, Catherine M. Burzik, Michael J. Coyle, Charles J. Dockendorff and Lloyd E. Johnson for election at our 2021 Annual Meeting of Shareholders, each to serve as a director for a one-year term expiring at our 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We believe that each nominee will be able and willing to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce the number of directors.
In accordance with the Company’s Principles of Corporate Governance, which require a director to volunteer his or her resignation for Board consideration following a change in the director’s principal occupation, Mr. Coyle submitted resignation letters to the Governance and Compliance Committee in connection with the changes in his employment during calendar 2021. The Board, upon the recommendation of the Governance and Compliance Committee, determined not to accept Mr. Coyle’s resignations due to his valuable experience and contributions as a Board member. In 2019, we amended our Charter and By-Laws to phase out our classified Board structure over a three-year period beginning at the 2020 Annual Meeting of Shareholders. Each of the nominees (other than Mr. Johnson) represent Class I or Class III directors with terms expiring at the 2021 Annual Meeting of Shareholders, and Mr. Johnson is a new director candidate subject to annual election. Accordingly, each of our six director nominees has been nominated for a one-year term expiring at the 2022 Annual Meeting of Shareholders, at which time our classified board structure will be fully phased out and all directors (including Class II directors) will be subject to annual re-election.

Our Board unanimously recommends that you vote FOR the nominees listed above. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the meeting will be elected as directors. However, under a policy adopted by the Board, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. The persons named in the accompanying proxy will vote all duly submitted proxies FOR the nominees listed above unless instructed otherwise.

Haemonetics Board of Directors
BOARD COMPOSITION AND THE DIRECTOR NOMINATION PROCESS
The Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience and background required for the Board. Because our business operates in regulated healthcare markets around the globe and encompasses research, manufacturing and marketing functions that are subject to technological and market changes, the skills, experience and background that are needed are diverse.
While the priority and emphasis of each factor changes from time to time to take into account the current needs of the Company, the aim is to have a diverse portfolio of talents and backgrounds, including diversity with respect to age, gender, race, ethnicity and experience in aspects of business or technology relevant to the Company’s business. The Governance and Compliance Committee and the Board review and assess the importance of these factors as part of the Board’s annual self-evaluation process, and the Governance and Compliance Committee at least annually reviews and reports to the Board on what skills and characteristics it believes are reflected in the then-current directors and what additional qualifications should be sought in new directors to augment the skills and expertise on the Board. These steps are intended to ensure that the Company continues to create and sustain a Board that can support and effectively oversee the Company’s business. Although the Board has not adopted any absolute prerequisites for Board service, the Governance and Compliance Committee considers the following minimum criteria when identifying nominees:

Background	Qualifications
His or her skills, experience and acumen as they relate to the Company's needs and the current state of its markets	His or her independence from the Company and management, as defined under SEC and NYSE rules
His or her integrity, independence, diversity, experience, leadership and ability to exercise sound judgment	His or her contemporaneous service on other public company boards of directors and related committees
His or her knowledge of the healthcare sector and the markets in which the Company participates	His or her ability to participate fully in Board activities and represent the Company's stakeholders
In the case of current directors being considered for re-nomination, the Governance and Compliance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board and preparation for and participation in such meetings.
8 HAEMONETICS CORPORATION | 2021 Proxy Statement

DIRECTOR NOMINEES
PRESENT TERMS EXPIRING IN 2021 AND PROPOSED TERMS TO EXPIRE IN 2022

Age: 57	CHRISTOPHER A. SIMON President and Chief Executive Officer, Haemonetics Corporation

Mr. Simon is President and Chief Executive Officer of the Company. He joined Haemonetics in May 2016 and our Board in September 2016. Mr. Simon previously served as a Senior Partner of McKinsey & Company where he led the Global Medical Products Practice. Mr. Simon was a consultant with McKinsey & Company beginning in 1993 and was the Lead Partner for McKinsey & Company’s strategy review with Haemonetics that began in October 2015, where he gained invaluable insights into the Company’s business and markets. Prior to his career at McKinsey & Company, Mr. Simon served in commercial roles with Baxter Healthcare Corporation and as a U.S. Army Infantry Officer in Korea with the 1st Ranger Battalion. He also currently serves on the Board of Directors of AdvaMed. Mr. Simon earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.
Skills and Qualifications:
As President and Chief Executive Officer of the Company, Mr. Simon provides the Board with an intensive understanding of the Company's business, operations and strategy. Mr. Simon also brings to the Board more than 20 years of experience in helping businesses transform and grow.

Independent Age: 66 Other Public Co. Board Service: Avient Corp. (NYSE: AVNT)	ROBERT E. ABERNATHY Retired Chairman and Chief Executive Officer, Halyard Health, Inc.

Mr. Abernathy joined our Board in October 2017 and is Chair of the Compensation Committee and a member of the Technology Committee. Mr. Abernathy served as Chairman and Chief Executive Officer of Halyard Health Inc., a medical technology company and spin-off from Kimberly-Clark, from October 2014 until his retirement in June 2017 (he continued as Chairman until September 2017). Mr. Abernathy joined Kimberly-Clark, a global personal care products company, in 1982 and held numerous roles of increasing responsibility, including President of Kimberly-Clark’s Global Health Care business, Group President, Developing & Emerging Markets, Managing Director, Kimberly-Clark Australia and President, North Atlantic Consumer Products. In addition to his current public company board service, Mr. Abernathy previously served as a director of Halyard Health, Inc. and RadioShack Corp.
Skills and Qualifications:
Mr. Abernathy brings to the Board extensive leadership experience in the healthcare industry and in international operations, including in-depth knowledge and insight on the needs of healthcare providers and patients and enterprise risk management matters.

Independent Age: 70 Other Public Co. Board Service: Becton, Dickinson and Co. (NYSE: BDX); Orthofix Medical, Inc. (NASDAQ: OFIX)[1]	CATHERINE M. BURZIK President and CEO, CFB Interests, LLC; Former President and CEO, Kinetic Concepts, Inc.

Ms. Burzik joined our Board in 2016 and is the Chair of the Technology Committee and a member of the Audit Committee. Ms. Burzik is currently President and Chief Executive Officer of CFB Interests, LLC. From 2013 to 2017, Ms. Burzik was also a general partner at Targeted Technology, an early stage venture capital firm focused on medical device, life sciences and biotech investments. Ms. Burzik previously served as President and Chief Executive Officer of Kinetic Concepts, Inc., a leading medical device company specializing in the fields of wound care and regenerative medicine, from 2006 until the Company’s sale in 2012. Prior to joining Kinetic Concepts, Inc., Ms. Burzik’s leadership experience included serving as President of Applied Biosystems and holding senior executive positions at Eastman Kodak and Johnson & Johnson, including Chief Executive Officer and President of Kodak Health Imaging Systems and President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company. In addition to her public company board service, Ms. Burzik is a member of the Board of Directors of Xenex Disinfection Services, LLC and is Chairperson of the Boards of Directors of the American College of Wound Healing and Tissue Repair, Gemini Bio-Products, Inc. and StemBioSys, Inc.
Skills and Qualifications:
Ms. Burzik is a widely respected healthcare industry leader, having successfully led major medical device, diagnostic imaging and life science businesses. Ms. Burzik brings to the Board many years of leadership experience in strategic planning, international operations and financial and enterprise risk management.

[1] Election pending as of the mailing date of this proxy statement.
www.haemonetics.com 9

Independent Age: 59	MICHAEL J. COYLE Former President and Chief Executive Officer, iRhythm Technologies, Inc.

Mr. Coyle joined our Board in April 2020 and is a member of both the Audit Committee and the Governance and Compliance Committee. Mr. Coyle previously served as the President and Chief Executive Officer of iRhythm Technologies, Inc., a digital healthcare company, from January 2021 to June 2021. From December 2009 to January 2021, Mr. Coyle served as Executive Vice President and Group President, Cardiac and Vascular Group of Medtronic plc (and its predecessor, Medtronic, Inc.), a global medical device company, where he oversaw four of the company’s business divisions. Mr. Coyle previously served as President of the Cardiac Rhythm Management division at St. Jude Medical Inc. from 2001 to 2007 and earlier in his career held numerous leadership positions at St. Jude and Eli Lilly & Company. Mr. Coyle previously served on the boards of iRhythm Technologies, Inc. and of two NASDAQ-listed medical device companies responsible for making catheter-based products. He holds six U.S. patents related to cardiovascular medical device products and technologies.
Skills and Qualifications:
Mr. Coyle's many years of executive experience in the medical device industry, including building global businesses and bringing technologies to important medical markets, provides the Board with a valuable perspective as the Company pursues growth and advances its innovation agenda. His leadership positions with global medical device companies also brings additional expertise to the Board in strategic planning, enterprise risk management, market development and international operations.

Independent Age: 66 Other Public Co. Board Service: Boston Scientific Corporation (NYSE: BSX); Hologic, Inc. (NASDAQ: HOLX); Keysight Technologies (NYSE: KEYS)	CHARLES J. DOCKENDORFF Retired Executive Vice President and Chief Financial Officer, Covidien plc

Mr. Dockendorff joined our Board in 2014 and is Chair of the Audit Committee and a member of the Governance and Compliance Committee. Mr. Dockendorff served as Executive Vice President and Chief Financial Officer of Covidien plc, a global healthcare company, and its predecessor, Tyco Healthcare, from 1995 until his retirement in 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller five years later. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco, Inc. and Infrared Industries, Inc. Earlier in his career, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young LLP) and the General Motors Corporation.
Skills and Qualifications:
Mr. Dockendorff is a highly-respected healthcare industry leader with extensive experience in finance and corporate management. As a retired Chief Financial Officer of a large global healthcare products company, Mr. Dockendorff brings to the Board many years of leadership experience in accounting and financial management and planning as well as enterprise risk management.

Independent Age: 67 Other Public Co. Board Service: Apogee Enterprises, Inc. (NASDAQ: APOG)	LLOYD E. JOHNSON Retired Global Managing Director, Finance and Internal Audit, Accenture Corporation

Mr. Johnson has been nominated by the Board to become a director as of the 2021 Annual Meeting of Shareholders. Mr. Johnson served as Global Managing Director, Finance and Internal Audit at Accenture Corporation from 2004 until his retirement in 2015, where he led the global management consulting company’s audit organization and provided strategic leadership in finance, risk, compliance and governance. Prior to joining Accenture, Mr. Johnson served as Executive Director, M&A and General Auditor for Delphi Automotive PLC, a global automotive technology industry leader. He has also held senior financial leadership positions at Emerson Electric Corporation, Sara Lee Corporation and Shaw Food Services. In addition to his public company board service, Mr. Johnson also serves on the boards of AARP, where he is Second Vice Chair, and the NACD Carolinas Chapter.

Skills and Qualifications:
With over 35 years of corporate finance leadership experience, mostly at multi-national public companies, Mr. Johnson brings significant expertise and strategic insight to the Board in the areas of accounting and financial management, mergers and acquisitions, international operations, business development, corporate governance and enterprise risk management.

10 HAEMONETICS CORPORATION | 2021 Proxy Statement

CONTINUING DIRECTORS
CLASS II DIRECTORS – PRESENT TERMS EXPIRING IN 2022

Independent Age: 68 Other Public Co. Board Service: Axon Enterprise, Inc. (NASDAQ: AAXN)	MARK W. KROLL, Ph.D. Adjunct Full Professor, Univ. of Minnesota; Retired Senior Executive Officer at St. Jude Medical, Inc.

Dr. Kroll joined our Board in 2006 and is a member of both the Compensation Committee and the Technology Committee. He currently serves as an Adjunct Full Professor of Biomedical Engineering at the University of Minnesota. From 1995 until his retirement in 2005, Dr. Kroll held a variety of executive leadership positions at St. Jude Medical, Inc., a global medical device company, including as Senior Vice President and Chief Technology Officer for the Cardiac Rhythm Management division and as Vice President of the Tachycardia Business division. Dr. Kroll has more than 25 years of experience with cardiovascular devices and instrumentation and is the named inventor of more than 350 U.S. patents as well as numerous international patents. He is a fellow of the American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering and the American Institute for Medicine and Biology in Engineering. In 2010, Dr. Kroll was awarded the Career Achievement Award in Biomedical Engineering, among the highest international awards in biomedical engineering.
Skills and Qualifications:
Dr. Kroll is a well-known pioneer in the field of electrical medical devices and a distinguished technology expert throughout the global medical device industry. He brings to the Board extensive expertise in the areas of medical innovation and technology.

Independent Age: 66 Other Public Co. Board Service: Becton, Dickinson and Co. (NYSE: BDX)	CLAIRE POMEROY, M.D., M.B.A. President, Albert and Mary Lasker Foundation

Dr. Pomeroy joined our Board in April 2019 and is a member of both the Technology Committee and the Compensation Committee. Since 2013, Dr. Pomeroy has served as the President of the Albert and Mary Lasker Foundation, a private foundation that seeks to improve health by accelerating support for medical research through recognition of research excellence, education and advocacy. Previously, Dr. Pomeroy served as Dean of the UC Davis School of Medicine and Vice Chancellor of the UC Davis Health System. In addition to her public company board service, Dr. Pomeroy also is Chair of the Center for Women in Academic Medicine and Science and a director of the Lasker Foundation, the Sierra Health Foundation, the Science Philanthropy Alliance, the Science Communication Lab and the Morehouse School of Medicine.
Skills and Qualifications:
Dr. Pomeroy is an expert in infectious diseases with broad leadership experience in health system administration, healthcare delivery, medical research and public health. She provides the Board with important perspectives in the areas of global health services, health policy and medical innovation.

Independent Chair Age: 69 Other Public Co. Board Service: Boston Scientific Corp. (NYSE: BSX); Brooks Automation, Inc. (NASDAQ: BRKS); Synchrony Financial (NYSE: SYF)	ELLEN M. ZANE CEO Emeritus of Tufts Medical Center and Tufts Children's Hospital

Ms. Zane joined our Board in January 2018 and is Chair of the Governance and Compliance Committee and a member of the Compensation Committee. She has been appointed by the Board to serve as the next Board Chair effective as of the 2021 Annual Meeting of Shareholders. Ms. Zane is CEO Emeritus of Tufts Medical Center and Tufts Children's Hospital, where she served as President and Chief Executive Officer from 2004 to 2011. Prior to 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard-affiliated Massachusetts General Hospital and Brigham and Women's Hospital. Ms. Zane also previously served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. In addition to her public company board service, Ms. Zane is a member of the Board of Directors at Fiduciary Trust Company, a privately owned wealth management company, AgNovos Healthcare, LLC, a privately-held medical device company focused on bone health, and nThrive, a Georgia-based private equity-held company involved with healthcare revenue cycle management. Ms. Zane has previously served as a director of Century Capital Management, Parexel International Corporation, Lincare Holdings Inc. and Press Ganey Holdings. Ms. Zane previously served on the Company's Board from 2012 to 2016.
Skills and Qualifications:
Ms. Zane is a nationally renowned healthcare leader with substantial public company board experience. She brings to the Board extensive functional and leadership expertise in the healthcare industry, including with respect to strategy development, finance, operational effectiveness and enterprise risk management.

www.haemonetics.com 11

IDENTIFYING NEW DIRECTORS
The Company’s nomination process for new Board members is as follows:

ASSESS BOARD NEEDS ▼	The Governance and Compliance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.
IDENTIFY CANDIDATES ▼
The Governance and Compliance Committee initiates a search seeking input from Board members and senior management and, if necessary, hires a search firm. The Governance and Compliance Committee also considers recommendations for nominees for directorships submitted by shareholders.

EVALUATE POTENTIAL CANDIDATES ▼
An initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board is identified and presented to the Governance and Compliance Committee, which evaluates the candidates.

INTERVIEW CANDIDATES ▼
The Chairman of the Board, the Chair of the Governance and Compliance Committee, the Chief Executive Officer and at least one other member of the Governance and Compliance Committee interview top candidates.

RECOMMEND CANDIDATES FOR BOARD REVIEW ▼	The Governance and Compliance Committee seeks the entire Board’s endorsement of the final candidate and makes a recommendation to the Board regarding the election of the candidate.
NOMINATION AND ELECTION	The final candidate is nominated by the Board for shareholder election or election by the Board to fill a vacancy.
The Governance and Compliance Committee reviews and evaluates all director nominations in the same manner and in accordance with the Company’s By-Laws. Shareholders who wish to submit candidates for consideration as nominees may submit a letter and resume to our Corporate Secretary at the Company’s headquarters located at 125 Summer Street, Boston, Massachusetts 02110.

Board’s Role and Responsibilities
OVERVIEW
The Board oversees, directs and counsels senior management in conducting the business in the long-term interests of the Company and its shareholders. The Board’s responsibilities include:
•Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including mergers and acquisitions;
•Overseeing the conduct of the business and compliance with applicable laws and ethical standards;
•Overseeing the processes that maintain the integrity of our financial statements and public disclosures;
•Evaluating and determining the compensation of senior management, including the Chief Executive Officer;
•Overseeing and providing counsel on scientific, innovation and technology activities at the Company; and
•Selecting the Chief Executive Officer, developing succession plans for the position of Chief Executive Officer and supervising senior management succession plans.
THE BOARD’S ROLE IN RISK MANAGEMENT
The Board is responsible for oversight of the Company’s enterprise-wide approach to risk management, while the Company’s management is responsible for managing risk on a day-to-day basis and for bringing to the Board's attention material risks facing the Company. The Board focuses on the quality and scope of the Company’s risk management strategies and considers the most significant areas of risk inherent in the Company’s business strategies and operations and the steps that management is taking to mitigate those risks.
In addition to the full Board’s oversight of the Company’s risk management, Board committees consider discrete categories of risk relating to their respective areas of responsibility. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
12 HAEMONETICS CORPORATION | 2021 Proxy Statement

Senior management has overall responsibility for the Company’s risk management approach. This responsibility also includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Company’s internal audit function, which reports regularly to the Audit Committee of the Board, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures.
The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business objectives.
THE BOARD’S ROLE IN MANAGEMENT SUCCESSION PLANNING
Pursuant to our Principles of Corporate Governance, the Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing Company strategy, formulating governance practices and designing compensation programs. Interested parties and shareholders may communicate with the Board, or the non-management directors as a group, or any individual director by sending communications to the attention of our Corporate Secretary, 125 Summer Street, Boston, Massachusetts 02110, who will forward such communications to the appropriate recipients. Communications may also be sent via the Investor Relations page on our website: www.haemonetics.com.

Board Leadership Structure
STRUCTURE OF THE BOARD OF DIRECTORS
The Board currently has nine members, eight of whom are independent, including the Chairman of the Board. The independent directors are organized into four standing committees: Audit Committee, Compensation Committee, Governance and Compliance Committee and Technology Committee (for more information see "Committees of the Board" beginning on page 14). This past year, leadership was provided by our independent Board Chairman, Richard J. Meelia. The Board has appointed Ellen M. Zane to serve as its next independent Board Chair following Mr. Meelia's retirement as of the 2021 Annual Meeting of Shareholders. We believe that having separate individuals serving in the roles of Board Chair and Chief Executive Officer is appropriate for the Company at this time in recognition of the different responsibilities of each position and to foster independent leadership of our Board. This structure allows the Chief Executive Officer to focus on the day-to-day leadership of the Company and its operations and the Board Chair to focus on leadership of the Board, while both individuals provide direction and guidance on strategic initiatives.
BOARD INDEPENDENCE
The Board has determined that each director who served during fiscal 2021, with the exception of Mr. Simon, and director nominee Lloyd E. Johnson have had no material relationship with the Company and are independent within the meaning of the SEC and NYSE director independence standards in effect. In making this determination, the Board considered information provided by the Company and by each director and director nominee with regard to a director’s business and personal activities as they relate to the Company and its management.
EXECUTIVE SESSIONS AND MEETINGS OF THE BOARD
Executive sessions of the independent directors were held during each of the Board’s regular quarterly meetings and at such special meetings of the Board as requested by the independent directors. During fiscal 2021, our Chairman of the Board, Mr. Meelia, presided over all such executive sessions.
In addition to its regular quarterly meetings, the Board held numerous special meetings during fiscal 2021 to address, among other things, the impacts of COVID-19 on the business. The Board and its committees met as follows during our last fiscal year:

	Board of Directors	Audit Committee	Compensation Committee	Governance and Compliance Committee	Technology Committee
Regular Meetings	4	4	4	4	4
Special Meetings	9	6	2	1	1
Total Number of Meetings	13	10	6	5	5
In fiscal 2021, each of the directors attended at least 75% of the total number of meetings of the full Board held while he or she was a director and the meetings held by committees of the Board on which he or she served. All directors are strongly encouraged to attend each Annual Meeting of Shareholders. All of the directors serving on the Company’s Board at the time of the 2020 Annual Meeting of Shareholders attended the 2020 Annual Meeting of Shareholders.
www.haemonetics.com 13

COMMITTEES OF THE BOARD
The Board maintains four standing committees to assist the Board in its various oversight functions: Audit, Compensation, Governance and Compliance and Technology. The Board has determined that all members of our standing committees have no material relationship with the Company and are independent within the meaning of the SEC’s and the NYSE’s director independence standards. The Board has also determined that the service by Charles J. Dockendorff on the audit committees of three other public companies will not impair his ability to effectively serve on our Audit Committee and that our shareholders will benefit from Mr. Dockendorff’s extensive experience as a Chief Financial Officer and audit committee member at multi-national healthcare companies.

AUDIT COMMITTEE
Members	Key Responsibilities
Charles J. Dockendorff (Chair) Catherine M. Burzik Michael J. Coyle
• Oversee financial reporting and disclosure practices on behalf of the Board, including:
- Oversee internal controls and the internal audit function and processes for monitoring compliance by the Company with Company policies
- Select, replace and determine the compensation (including pre-approval of all audit and non-audit fees) of the independent registered public accounting firm
• Review the scope of the annual audit and its results
- Review with the Company’s independent registered public accounting firm
• Review various matters relating to financial risk assessments and remediation
• Review transactions subject to the Company's Related Party Transactions Policy

COMPENSATION COMMITTEE
Members	Key Responsibilities
Robert E. Abernathy (Chair) Mark W. Kroll Claire Pomeroy Ellen M. Zane
• Determine total compensation philosophy for executives
• Approve peer group and review competitive standing of compensation
• Review human capital strategy and practices at least quarterly with management, including talent development, turnover and diversity, equity and inclusion matters
• Set competitive short- and long-term compensation elements, benefits and perquisites
• Set, and determine achievement of, short- and long-term performance goals
• Review and approve Named Executive Officer compensation (Board ratification for CEO)
• Oversee employee compensation plans and policies, including performance of an annual risk-assessment of such plans and policies
• Recommend changes to Board compensation
• Select, replace and determine compensation of independent compensation consultant

GOVERNANCE AND COMPLIANCE COMMITTEE
Members	Key Responsibilities
Ellen M. Zane (Chair) Michael J. Coyle Charles J. Dockendorff
• Consider and make recommendations for CEO role and director nominees
• Oversee compliance programs and recommend corporate governance principles
• Consider and make recommendations to the Board concerning corporate governance matters, public issues having broad social significance and Company conduct as a responsible corporate citizen
• Lead annual Board self-evaluation process
• Ensure that directors receive orientation and continuing education as needed

TECHNOLOGY COMMITTEE
Members	Key Responsibilities
Catherine M. Burzik (Chair) Robert Abernathy Mark W. Kroll Claire Pomeroy
• Review alignment of Company's innovation agenda with strategy and growth objectives
• Review overall direction, effectiveness, competitiveness and timing of the Company's research and development programs and pipelines
• Review the Company's intellectual property portfolio and related strategies, as well as potentially disruptive technology that could impact the Company and its products
• Oversee quality assurance, regulatory affairs and clinical and medical affairs in support of the Company’s new product development and lifecycle management
• Review technology aspects of products as they relate to quality, safety and cybersecurity
• Receive periodic reports regarding the Company's Scientific Advisory Committee

14 HAEMONETICS CORPORATION | 2021 Proxy Statement

AUDIT COMMITTEE FINANCIAL EXPERT
The Board has determined that all Audit Committee members meet the independence and financial literacy requirements of the NYSE for audit committee members. The Board has also determined that each of Messrs. Dockendorff and Johnson and Ms. Burzik qualify as an “audit committee financial expert” as defined under the rules of the SEC.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended April 3, 2021, the members of the Compensation Committee were Robert E. Abernathy (Chair), Mark W. Kroll, Claire Pomeroy and Ellen M. Zane. During fiscal 2021, no member of the Compensation Committee was an executive officer or employee, or former executive officer or employee, of the Company or any of its subsidiaries. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board Policies and Processes
TRANSACTIONS WITH RELATED PERSONS
The Board has adopted a written policy and procedures for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners of Haemonetics common stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the related person has or will have a direct or indirect material interest in the transaction (other than solely as a result of being a director or less than 10% beneficial owner of another entity). The policy provides that the Audit Committee reviews transactions subject to the policy and determines (subject to Board ratification) whether or not to approve or ratify those transactions. In addition, in reviewing transactions subject to the policy, the Audit Committee considers, among other factors it deems appropriate:
•The material terms of the transaction, including whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Haemonetics than terms that could have been reached with an unrelated third-party;
•The nature and extent of the related person’s interest in the transaction;
•The approximate dollar value of the amount involved in the transaction;
•The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•Whether the transaction was undertaken in the ordinary course of Haemonetics' business;
•The business purpose of, and the potential benefits to Haemonetics of, the transaction;
•Whether the transaction would impair the independence of a non-employee director;
•Required public disclosure, if any; and
•Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC since the beginning of fiscal 2021, nor is the Company aware of any instances during the period in which the foregoing policies and procedures required review, approval or ratification of such transaction but for which such policies and procedures were not followed.
CODE OF CONDUCT, GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company’s Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of the Company. The Company’s Code of Conduct, Principles of Corporate Governance and the charters of the Audit Committee, Compensation Committee, Governance and Compliance Committee and Technology Committee may be viewed on the Investor Relations page on the Company’s website at www.haemonetics.com and printed copies can be obtained by contacting our Corporate Secretary at the Company's headquarters located at 125 Summer Street, Boston, Massachusetts 02110.
www.haemonetics.com 15

Directors’ Compensation
PROCESS FOR DETERMINING DIRECTOR COMPENSATION
We seek to offer our directors compensation that is consistent with other companies of our revenue, industry and operational scope. The Compensation Committee, with input from its independent compensation consultant, is responsible for annually reviewing and recommending to the Board any changes to director compensation.
Directors receive a $55,000 annual retainer with an additional $10,000 meeting retainer which covers attendance at up to eight Board meetings. If the Board meets more than eight times per year, each director receives $2,000 for each additional live meeting and $750 for each additional telephonic meeting. The Chairman of the Board receives an annual retainer of $250,000 in place of the standard Board retainer and meeting fees. Committee Chairs are paid an additional retainer as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; Governance and Compliance Committee and Technology Committee Chairs $10,000. For attendance at Committee meetings, members of the Audit Committee are paid $12,000 for attending up to 12 meetings per year, members of the Compensation Committee are paid $9,000 for up to eight meetings per year, and members of the Governance and Compliance and Technology Committees are paid $6,000 for up to eight meetings per year.
Each non-employee director is eligible to receive an annual equity grant with an approximate value of $180,000. The grant is in the form of restricted stock units which vest on the first anniversary of the date of grant. Directors elected outside of the Annual Meeting of Shareholders receive a prorated annual equity award based on the number of days to be served from their date of election through the first anniversary of the last Annual Meeting of Shareholders.
We reimburse directors for reasonable travel expenses incurred in connection with Board and committee meetings. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies and have entered into our standard form of Indemnification Agreement with each director. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR ENDED APRIL 3, 2021
The following table sets forth the compensation paid to our non-employee directors for service on our Board during fiscal 2021. Compensation for Christopher A. Simon, our President and Chief Executive Officer, is set forth in the Summary Compensation Table beginning on page 36. Mr. Simon does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Robert E. Abernathy	$98,000	$179,937	$277,937
Catherine M. Burzik	$96,750	$179,937	$276,687
Michael J. Coyle	$77,957	$229,052	$307,009
Charles J. Dockendorff	$106,750	$179,937	$286,687
Ronald G. Gelbman(2)	$28,558	$—	$28,558
Mark W. Kroll	$83,000	$179,937	$262,937
Richard J. Meelia	$250,000	$179,937	$429,937
Claire Pomeroy	$80,285	$179,937	$260,222
Ellen M. Zane	$89,929	$179,937	$269,866
(1)Represents the aggregate grant date fair value for annual equity awards of 1,983 restricted stock units, or RSUs, awarded to each such person on July 21, 2020, and for Mr. Coyle an additional pro rata award of 478 RSUs awarded on April 16, 2020 in connection with his joining the Board in April 2020, in each case calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 17 "Capital Stock" to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 3, 2021. See “Director Outstanding Equity Award Table for Fiscal Year Ended April 3, 2021” on page 17 for a description of the number of unvested RSUs and unexercised options held by each director as of the end of fiscal 2021.
(2)Mr. Gelbman retired from our Board as of the 2020 Annual Meeting of Shareholders and, therefore, did not receive the annual equity award granted to directors on July 21, 2020.

16 HAEMONETICS CORPORATION | 2021 Proxy Statement

DIRECTOR OUTSTANDING EQUITY AWARD TABLE FOR FISCAL YEAR ENDED APRIL 3, 2021
The following table sets forth the aggregate number of Stock Awards (representing unvested RSUs) and Option Awards (representing unexercised option awards, all of which are exercisable) held at April 3, 2021 by each non-employee director that served on our Board during fiscal 2021.

Name	Unvested Stock Awards (RSUs) (#)	Unexercised Option Awards (#)
Robert E. Abernathy	1,983	—
Catherine M. Burzik	1,983	—
Michael J. Coyle	2,461	—
Charles J. Dockendorff	1,983	—
Ronald G. Gelbman	—	—
Mark W. Kroll	1,983	10,353
Richard J. Meelia	1,983	—
Claire Pomeroy	1,983	—
Ellen M. Zane	1,983	—

www.haemonetics.com 17

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in the Compensation Discussion and Analysis beginning on page 20, our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our shareholders. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. Additionally, the Company maintains strong governance and pay practices, including a robust share ownership program for directors and management, clawback policies that apply to short-term cash awards and long-term equity awards, “double trigger” change in control benefits and performance of an annual compensation risk assessment by our Compensation Committee.
Our Compensation Committee continually evaluates the design and direction of our compensation structure. Each year, we take into account the result of the "say-on-pay" vote cast by our shareholders. At our 2020 Annual Meeting of Shareholders, approximately 95.7% of shares voting supported our 2020 executive compensation program. The Compensation Committee is also committed to maintaining an open dialogue with our shareholders throughout the year. In each of the last two years, the Chairs of both our Governance and Compliance and Compensation Committees have offered meetings during the fall and winter to large Haemonetics shareholders to discuss governance topics of interest. In fiscal 2021, the Chairs of our Governance and Compliance and Compensation Committees offered meetings to 15 of our largest shareholders, representing more than 57% of shares outstanding, and met with seven of those shareholders in January-February 2021 to solicit their perspectives on a variety of relevant matters, including Haemonetics' COVID-19 response, corporate strategy and performance, board diversity and refreshment (including board leadership following Mr. Meelia's retirement), executive compensation, corporate responsibility and other governance matters. The shareholders were complimentary of our executive compensation program overall while asking insightful questions and providing perspective on how they evaluate the program. The feedback from the shareholder outreach efforts was provided to the Governance and Compliance and Compensation Committees and the full Board. No immediate substantive changes to the executive pay program were recommended by the shareholders we spoke with during fiscal 2021 (for further discussion see "Advisory 'Say on Pay' Vote and Shareholder Outreach" beginning on page 22).
Shareholders are urged to read our Compensation Discussion and Analysis beginning on page 20 and the section entitled “Executive Compensation Tables” beginning on page 36 for additional details about our executive compensation programs, including information about the fiscal 2021 compensation of our Named Executive Officers.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote, as required by Section 14A of the Exchange Act, is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers described in this Proxy Statement. To that end, we ask our shareholders to vote FOR the following resolution at the meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section, the related executive compensation tables and the related narrative executive compensation disclosures contained in this Proxy Statement.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and the Company’s executive compensation principles, policies and procedures.

The Board recommends that shareholders vote, in an advisory manner, FOR the resolution set forth above. Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the meeting. Abstentions and broker “non-votes” will not have any effect on this proposal. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

18 HAEMONETICS CORPORATION | 2021 Proxy Statement

Executive Officers
Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, along with certain biographical information, for all but Christopher A. Simon, our President and Chief Executive Officer. For Mr. Simon’s biographical information, please see page 9.

Michelle L. Basil, age 49, joined the Company in March 2017 as Executive Vice President, General Counsel. Ms. Basil was previously a Partner and Chair of the Life Sciences Practice Group at Nutter, McClennen & Fish LLP, a Boston-based law firm, where she practiced from September 1997 to March 2017. Ms. Basil focused her practice on corporate and securities law, including mergers and acquisitions, strategic partnerships and corporate governance matters, and represented both public and private companies, principally in the life sciences and medical technology industries. Ms. Basil is a member of the Board of Directors of the Massachusetts Medical Device Industry Council (MassMEDIC). She is admitted to the bar in Massachusetts and holds both a Bachelor of Arts and a Juris Doctor from the University of California at Berkeley.

William P. Burke, age 53, joined the Company as Executive Vice President, Chief Financial Officer in August 2016. From July 2014 to July 2016, Mr. Burke served as Chief Integration Officer and Vice President, Integration for Medtronic plc, a global healthcare products company, and was a member of its Executive Committee. In that role, Mr. Burke was responsible for ensuring the successful integration of Medtronic with Covidien plc, a global healthcare company, following its acquisition by Medtronic. Prior to joining Medtronic, Mr. Burke spent more than 20 years in finance and business development leadership roles at Covidien, including Chief Financial Officer for Covidien Europe based in Zurich, Vice President of Corporate Strategy and Portfolio Management and Vice President of Financial Planning and Analysis. Previously, Mr. Burke also held key positions within Tyco Healthcare, including the Financial Controller of Valleylab, Managing Director of the Covidien Group in Switzerland and International Controller. He began his career as an auditor with KPMG. Mr. Burke received a Bachelor of Science degree in Business Administration from Bryant College.

Anila Lingamneni, age 54, joined the Company as Executive Vice President, Chief Technology Officer in April 2020. Prior to joining the Company, Ms. Lingamneni served as Vice President, Renal R&D at Baxter International from February 2017 to March 2020, where she was responsible for the product portfolio delivering renal therapy solutions to dialysis patients, including devices, software, disposables and fluids. In this role, she led a globally distributed team of engineers and scientists to drive long-term product roadmap definition and therapy innovation and delivered critical product launches. From May 2013 to January 2017, Ms. Lingamneni also served as Vice President, Device Engineering at Baxter International, where she was responsible for all electromechanical devices and software applications for Baxter's medical device portfolio, including infusion systems, compounding systems, renal peritoneal and hemodialysis systems and acute renal therapy systems. Before joining Baxter, Ms. Lingamneni held several roles at General Electric Healthcare, including Chief Technology Officer of the X-Ray Diagnostic Imaging Business Unit. Ms. Lingamneni received a Bachelor of Science in Electrical and Electronics Engineering and a Master of Science in Mathematics from Birla Institute of Technology and Science in India, and she earned a Master of Science degree in Biomedical Engineering from Iowa State University.

Josep L. Llorens, age 59, joined the Company as Senior Vice President, Global Manufacturing and Supply Chain in August 2018. Mr. Llorens possesses over 30 years of experience in leading numerous turnarounds in global health care and consumer businesses across disposables, capital equipment, devices and software. Prior to joining the Company, Mr. Llorens held various operations and supply chain roles of increasing responsibility within the diagnostics and treatment, patient monitoring and cardiac care business of Philips, which he joined in 1992, most recently serving as Senior Vice President, Industrial Strategy and Advanced Manufacturing Engineering Leader for Philips Healthcare Diagnostic Imaging from January 2018 to August 2018. Mr. Llorens received a bachelor’s degree in Business Administration from the University of Barcelona and a master’s degree in Telecommunications Engineering from the Polytechnic University of Catalonia in Barcelona. He also holds an Executive Certificate in Technology, Operations and Value Chain Management from the MIT Sloan School of Management.

www.haemonetics.com 19

Compensation Discussion and Analysis
For purposes of the following Compensation Discussion and Analysis ("CD&A") and executive compensation disclosures, the individuals listed below are referred to collectively as our "Named Executive Officers." They are our President and Chief Executive Officer ("CEO"), our Executive Vice President, Chief Financial Officer and our three other most highly compensated executive officers, based on fiscal 2021 compensation.

Named Executive Officer	Title
Christopher A. Simon	President and Chief Executive Officer
William P. Burke	Executive Vice President, Chief Financial Officer
Michelle L. Basil	Executive Vice President, General Counsel
Anila Lingamneni	Executive Vice President, Chief Technology Officer
Josep L. Llorens	Senior Vice President, Global Manufacturing and Supply Chain
EXECUTIVE SUMMARY
The Compensation Committee of our Board (the "Compensation Committee" or the “Committee”) has adopted an integrated executive compensation program that is intended to align our Named Executive Officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. The Committee has tied a majority of our Named Executive Officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value and link pay with performance. Specifically, in addition to a base salary, our Named Executive Officers’ total compensation includes annual short-term incentive compensation that is based on the Company’s attainment of objective pre-established financial performance metrics as well as annual long-term incentive compensation consisting of stock options, restricted stock units ("RSUs"), and performance share units ("PSUs") tied to relative total shareholder return. Our executive compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.
Fiscal 2021 Business Highlights
COVID-19 created unprecedented market dynamics for Haemonetics and our industry in fiscal 2021, with varying effects across each of our business units and their respective customers, particularly in Plasma. Under the guidance of our executive leadership team, the Company responded to the challenges of the pandemic with swift and decisive action. Our important accomplishments in recent years – strengthening our financial health, improving productivity, driving innovation, reshaping our portfolio and building a collaborative, performance-driven culture with top talent – enabled Haemonetics to address COVID-19 with resilience and a through-cycle mindset. Our response to the crisis prioritized employee safety, business continuity and cash preservation, allowing our manufacturing, supply chain and customer support to remain fully operational and avoid disruption. We also advanced our innovation agenda with the launch of Persona® in Plasma, made inorganic growth investments in Hospital with the acquisitions of Cardiva Medical, Inc.'s vascular closure technology and ClotPro®, divested non-performing blood donor management software assets in the U.S. and Europe and manufacturing assets in Puerto Rico, modified our capital structure for financial flexibility and made significant changes to the way we source and make our products as part of our Operational Excellence Program.
While the pandemic continues to impact our business, we do not believe these events have caused any structural changes to the end market demand for our products. We believe that our response to COVID-19 during fiscal 2021, coupled with our strong product portfolio, position us well to capitalize on the market recovery ahead, that our Operational Excellence Program will continue to drive transformation in our manufacturing and supply chain as we become more flexible and agile, and that our proven, dedicated executive team will drive value for our customers and shareholders. As discussed below, we are also acting with urgency to address CSL's recently-announced intention to transition in fiscal 2023, while being thoughtful and balanced in our planning.
Financial Highlights
COVID-19 had a significant negative impact on our financial performance in fiscal 2021. However, our pandemic response efforts and through-cycle mindset enabled us to deliver strong relative performance in a challenging environment, including:

REVENUE (GAAP)	ADJUSTED EARNINGS PER SHARE ("EPS")	FREE CASH FLOW BEFORE RESTRUCTURING AND TURNAROUND	ADJUSTED OPERATING MARGIN
$870 million	$2.35	$99 million	17.8%
12% reported and 13% organic decrease from prior fiscal year	29% decrease from prior fiscal year	29% decrease from prior fiscal year	420 basis point decrease from prior fiscal year
For further details of our fiscal 2021 financial results, please see our Annual Report on Form 10-K for the fiscal year ended April 3, 2021. Organic revenue growth, adjusted EPS, free cash flow before restructuring and turnaround and adjusted operating margin are considered “non-GAAP” financial measures under applicable SEC rules. A description of these measures and a reconciliation to the most directly comparable GAAP (as defined below) financial measures is provided in Appendix A to this Proxy Statement.
20 HAEMONETICS CORPORATION | 2021 Proxy Statement

Strategic Performance Highlights
The Company had numerous strategic, commercial and operational achievements in fiscal 2021 that aligned with the key value drivers supporting our long-term value creation strategy and through-cycle mindset during COVID-19, including:

Corporate Strategy

Value Drivers	1 Plasma (Business Unit) Market	3 Mergers and Acquisitions	5 Operational Excellence
	2 Hospital (Business Unit) Market	4 Innovation Agenda	6 Capital Allocation

Select Fiscal 2021 Achievements
•Advanced NexSys platform with the launch of Persona, continued upgrades of U.S. customers to NexLynk DMS software and agreements with all major U.S. customers to adopt NexSys PCS somewhere in their collection network.
•Delivered 3.6% organic revenue growth in Hospital, including 9.0% growth in Hemostasis management product line, in a difficult COVID-19 environment.
•Further stabilized Blood Center, with (4.3)% organic revenue decline driven by device and disposables demand; divested non-performing blood donor management software assets in the U.S. and Europe.

•Acquired Cardiva Medical, Inc., enhancing our penetration into the attractive interventional cardiology and electrophysiology markets with vascular closure products that have demonstrated and differentiated clinical benefits.
•Acquired ClotPro technology, gaining another channel for growth in our Hemostasis Management portfolio and science that will help drive our Innovation Agenda forward.
•Received FDA clearance for Persona, a proprietary integrated plasma collection solution built upon the NexSys PCS platform that provides a donor-tailored solution clinically shown to yield 9-12% more plasma per donation on average[1].

•Operational Excellence Program delivered approximately $34 million in gross savings through the end of fiscal 2021, offsetting some of the challenges resulting from the pandemic.
•Sold Puerto Rico manufacturing operations to GVS and entered into corresponding long-term supply agreement, allowing Company to offer customers high quality products through an asset-lite approach.
•Strengthened balance sheet by successfully executing a $500 million 0.00% coupon convertible notes offering that, among other things, allowed the Company to retire higher interest-bearing loans under our existing credit facilities.

(1) Based on baseline device, software configuration and donor population.
Impact on Shareholder Value Creation
The Company's strong business performance year-over-year resulted in significant share price appreciation:

Five-Year Cumulative Total Shareholder Return (Fiscal 2017 - Fiscal 2021)(1)	Three-Year Cumulative Total Shareholder Return (Fiscal 2019 - Fiscal 2021)(1)

(1) Source: Factset Research Systems, Inc. This chart shows how a $100 investment (with reinvestment of all dividends) in Haemonetics' common stock on April 4, 2016 and April 2, 2018 (the first trading days of fiscal 2017 and fiscal 2019, respectively) would have grown to over $317 and $153, respectively, as of April 1, 2021, the last trading day of fiscal 2021. The chart also compares the total shareholder return on Haemonetics' common stock to the same investments (with reinvestment of all dividends) in the S&P SmallCap 600 and S&P MidCap 400 Indices over the same periods. Since fiscal 2017, Haemonetics' PSU award grants have been tied to 3-year total shareholder return as compared to the components of one or both of these indices (the Company began using only the components of the S&P MidCap 400 Index as the comparator group in fiscal 2020 in recognition of Haemonetics joining that index during fiscal 2019).

www.haemonetics.com 21

Advisory “Say on Pay” Vote and Shareholder Outreach

The Company holds annual “say on pay” votes and has received over 95% say-on-pay approval from our shareholders for our executive compensation programs in each of the last six years, including at the 2020 Annual Meeting of Shareholders.
While say-on-pay is a key indicator of shareholder feedback, we also are committed to maintaining an open dialogue with our shareholders throughout the year. As discussed elsewhere in this Proxy Statement, the Chairs of our Governance and Compliance and Compensation Committees offered meetings to 15 of our largest shareholders, representing more than 57% of shares outstanding during the fall and winter of fiscal 2021 and met with seven of those shareholders in January-February 2021 to solicit their perspectives on a variety of relevant matters, including Haemonetics' COVID-19 response,
APPROXIMATELY 95.7% say on pay approval at 2020 Annual Meeting of Shareholders corporate strategy and performance, board diversity and refreshment (including board leadership following Mr. Meelia's retirement), executive compensation, corporate responsibility and other governance matters. Shareholders we met with were complimentary of our executive compensation program overall, and of our senior management team, while asking insightful questions and providing perspective on how they evaluate the program. The feedback from the shareholder outreach efforts was provided to the Governance and Compliance and Compensation Committees as well as the full Board, including with respect to the following compensation matters:

WHAT WE HEARD	WHAT WE DID
• Investors generally not prescriptive on appropriate compensation design to support long-term growth, but encourage continued transparency in CD&A linking compensation decisions to corporate strategy and long-term shareholder value creation.
• Compensation Committee took all investor feedback into account when reviewing the design of our fiscal 2022 compensation programs and the CD&A.
• One investor expressed a preference that PSU awards continue to tie solely to rTSR in recognition of this metric's success in driving shareholder return over the last several years, while other investors supported adding a financial metric to supplement rTSR, with investors alternately referencing revenue-, EPS- and ROIC-based metrics as possible measures.

• Compensation Committee determined to retain rTSR as sole metric for fiscal 2022 PSU awards in order to drive focus on long-term shareholder return as the Company evaluates strategic adjustments following its April 2021 announcement of a key customer loss in Plasma anticipated in June 2022 (see "Looking Ahead to Fiscal 2022" beginning on page 23).

The Compensation Committee will continue to consider the results of shareholder advisory votes and shareholder input on executive compensation when making future decisions relating to our executive compensation program and compensation for Named Executive Officers.
Fiscal 2021 Compensation Program Design
In establishing our fiscal 2021 executive compensation program, the Compensation Committee continued to focus on pay for performance and competitive pay, with an emphasis on total direct compensation. The onset of COVID-19 interrupted our typical annual executive compensation process, which is completed at the beginning of each fiscal year. In particular, the Compensation Committee delayed goal setting for the metrics under its fiscal 2021 short-term incentive compensation program until early in the second quarter of fiscal 2021 to allow management and the Board to focus on navigating the crisis and to establish an annual operating plan that was appropriately ambitious and also reflected the uncertainty around the potential impacts of COVID-19 on the business. The Committee made the following executive pay decisions for our Named Executive Officers in fiscal 2021, consistent with its compensation philosophy and in recognition of the uncertainties caused by the pandemic, including the timing and pace of recovery:
•Postponed salary merit increases for our Named Executive Officers, which remained unchanged from fiscal 2020 levels;
•Retained adjusted revenue and adjusted EPS metrics for the short-term incentive compensation program to focus executives on accelerated revenue growth and profitability, but in light of COVID-19 uncertainties, determined to widen the performance ranges between threshold, target and maximum performance for each metric, to cap bonus pool funding for each performance metric at 100% until performance under that metric exceeds fiscal 2020 actual results and to lower the maximum bonus pool funding for each performance metric to 150% of target;
•Increased annual long-term incentive award grant values for select Named Executive Officers based on individual performance and market position; and
•Retained relative total shareholder return ("rTSR") as the sole performance measure for PSUs to drive continued emphasis on shareholder return and reinforce a long-term, through-cycle mindset during COVID-19.
22 HAEMONETICS CORPORATION | 2021 Proxy Statement

Fiscal 2021 Compensation Highlights
Our response to COVID-19 allowed the Company to continue providing critical products to customers without disruption and to support their healthcare delivery efforts, which enabled us to generate strong relative results despite the impacts of COVID-19 throughout fiscal 2021. Our financial performance in a difficult COVID-19 environment affected our Named Executive Officers' compensation, which was directly aligned with our business results, shareholder return and our pay for performance philosophy. Most notably:
•The Company's performance against the adjusted revenue and adjusted EPS targets set by the Committee under our fiscal 2021 annual short-term incentive compensation plan resulted in 99.7% and 100% achievement, respectively, and as a result the Committee set the annual bonus pool funding level at 99.9% of target funding; and
•PSU awards previously granted to certain Named Executive Officers in fiscal 2018, all of which were based on the Company's rTSR over a three-year performance period ending in June 2020, each achieved 200% of target.
For further discussion, see "Annual Short-Term Incentive Compensation" beginning on page 28 and "Long-Term Incentive Award Payouts" beginning on page 31.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our shareholders’ long-term interests.
The following chart lists some of the highlights of our program design and pay practices:

WHAT WE DO	WHAT WE DON’T DO

•Balanced incentive programs that link pay outcomes to execution of business strategy (i.e., pay for performance), with a significant portion of compensation “at-risk”
•Maintain robust share ownership guidelines for directors and executive officers
•Maintain robust clawback provisions that apply to our short-term cash awards and long-term equity awards
•Conduct an annual risk assessment
•Consult with an independent compensation consultant
•Provide for double-trigger change in control benefits
•Regularly scheduled executive sessions without management present

•No gross-up provisions for excise taxes in change-in-control agreements
•No hedging or pledging of Haemonetics stock, in accordance with our Securities Trading Policy
•No pension or post-employment benefit plans for Named Executive Officers
•No repricing of stock options without shareholder approval

Looking Ahead to Fiscal 2022
In April 2021 one of our largest customers, CSL, notified us of its intent not to renew its current U.S. supply agreement for the use of Haemonetics PCS2 Plasma Collection System devices and the purchase of plasma disposables that expires in June 2022. We do not anticipate the decision will impact our fiscal 2022 results, and we understand from CSL that this decision reflects a change in internal strategy and is not based on the level of service or quality of our products. We are acting with urgency to address the impact of CSL’s transition in fiscal 2023, but we are being thoughtful and balanced in our planning. This approach has informed the Compensation Committee's fiscal 2022 plan design determinations to ensure continued focus on revenue growth, long-term shareholder value creation and attracting and retaining key talent.
Following the Company's April 2021 announcement regarding CSL's transition in fiscal 2023, we experienced a substantial decrease in our share price resulting in no payout on our fiscal 2019 PSU awards with a three-year performance period from June 11, 2018 to June 10, 2021. This variation in payout demonstrates the strong pay for performance culture in our compensation awards.
www.haemonetics.com 23

HOW WE DETERMINE EXECUTIVE COMPENSATION
Executive Compensation Philosophy
The key objectives of our executive compensation philosophy are to:
•Attract, retain and motivate exceptional leaders dedicated to the success of the organization;
•Maximize individual and Company performance;
•Display a clear correlation between the cost of compensation and pay for performance; and
•Align the interests of executives with shareholders.
In furtherance of these objectives, the Company has adopted the following practices:
•Offer market competitive compensation opportunities, referencing median total direct compensation while maintaining maximum flexibility to determine individual compensation based on the executive’s responsibilities, experience and performance;
•Pay for performance through a mix of short- and long-term incentive compensation where above-market performance by the Company is rewarded with above-market compensation and underperformance results in lower compensation; and
•Promote ownership in the Company through stock-based compensation and share ownership guidelines.
Participants in the Compensation Setting Process
COMPENSATION COMMITTEE
The Compensation Committee establishes our executive compensation program philosophy, plan design and administration rules and is responsible for reviewing and approving the compensation of our Named Executive Officers (subject to the Board’s ratification of CEO compensation). The Committee is comprised solely of independent, non-employee members of the Board. The Committee works closely with both its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. For more information about the Committee and its duties, please see “Committees of the Board—Compensation Committee” beginning on page 14 of this Proxy Statement.
INDEPENDENT COMPENSATION CONSULTANT
The Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") as its fiscal 2021 independent compensation consultant to, among other things, assist it in structuring the Company's fiscal 2021 compensation programs and in its deliberations. Pearl Meyer reported directly and exclusively to the Committee, and neither Pearl Meyer nor any of its respective affiliates provided other services to the Company or management in fiscal 2021. During fiscal 2021, Pearl Meyer provided to the Committee, among other services:
•Expertise-based advice;
•Research and analytical services, including competitive market data benchmarking and analyses, recommendations on peer group composition and compensation recommendations based on the foregoing;
•Assistance regarding the impact of COVID-19 on the Company's performance-based compensation programs, as described in this CD&A;
•Updates on compensation trends and regulatory developments; and
•Attendance and participation in meetings of the Compensation Committee.
Prior to engaging Pearl Meyer for fiscal 2021, the Committee evaluated Pearl Meyer's independence and any potential conflicts of interest under relevant SEC rules and NYSE listing standards and determined that Pearl Meyer satisfied the requirements for independence. The Compensation Committee has sole authority to approve its independent compensation consultant's compensation, determine the scope of its services, evaluate its performance and terminate or continue to retain its independent compensation consultant. The Committee annually reviews its independent compensation consultant engagement, typically at the beginning of each fiscal year.
MANAGEMENT
During fiscal 2021, certain members of management supported the Committee with respect to the following, among other things:
•Recommending performance metrics and goals for Committee review and approval;
•Presenting financial results measured against performance and providing compensation cost analyses;
•Reviewing executive performance and providing leadership competency assessments; and
•Implementing and communicating Committee decisions.
No executive officer participates in the deliberations of the Committee regarding his or her own compensation.
24 HAEMONETICS CORPORATION | 2021 Proxy Statement

Peer Group and Market Data
When reviewing compensation programs for, and setting the compensation of, our Named Executive Officers, the Committee considers the compensation practices of specific peer companies as well as market data from published surveys. With the assistance of its independent compensation consultant, the Committee selects a peer group of companies that are comparable in terms of size and industry and reviews the composition of this peer group at least annually. In setting the compensation of our Named Executive Officers, the Committee, with the assistance of its independent compensation consultant, evaluates each Named Executive Officer’s compensation relative to the median market data for the respective position based on our peer group and industry published surveys. However, the Committee does not strictly tie target compensation to the median of our peer group or survey data, but also considers Company and individual performance, experience and scope of role when determining the appropriate level of compensation for each executive.
PEER GROUP FOR SETTING FISCAL 2021 COMPENSATION
In consultation with Pearl Meyer, the Committee reviewed and updated the Company's peer group in January 2020 for purposes of setting fiscal 2021 compensation. The Committee considered a variety of factors designed to foster year-over-year consistency in peer group composition to the extent possible while recommending a group of companies that, in the aggregate, reflect Haemonetics' profile and position Haemonetics near the median of those companies based on certain size and valuation parameters. In so doing, the Committee, with the assistance of Pearl Meyer, used a filtration methodology that began with a large pool of U.S. publicly-traded companies in the healthcare equipment and supplies or life sciences and tools and services industries. The Committee then considered potential peers based on certain size and valuation metrics (including revenue, market capitalization, market capitalization to revenue ratio and employee count), generally within a range of one-third to three times that of the Company, and applied additional filters to identify profile-appropriate peers with comparable operations to the Company and/or overlap with proxy advisory firm-identified peers of the Company, reverse peers and peers of peers. Applying this filtration methodology, the Committee updated the fiscal 2021 peer group to more closely approximate, in the aggregate, our increased market capitalization and revenue on a year-over-year basis as of December 1, 2019 by adding ResMed Inc., a reverse peer of Haemonetics, and removing Merit Medical, which was no longer comparably valued.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2021 compensation, along with the Company’s relative position in the peer group in each of the categories:

Fiscal 2021 Peer Group Composition
Abiomed, Inc.	DexCom, Inc.	Masimo Corporation	West Pharmaceutical Services, Inc.
Bio-Rad Laboratories, Inc.	Globus Medical, Inc.	NuVasive, Inc.	Wright Medical Group N.V.
Bio-Techne Corp.	ICU Medical, Inc.	PerkinElmer, Inc.
Bruker Corporation	Insulet Corporation	ResMed Inc.(1)
Cantel Medical Corp.	Integra LifeSciences	Steris plc
Peer Group Data(2)
	Revenue	Market Capitalization	Market Capitalization to Revenue Ratio	Employee Count
Company	(dollars in millions)
50th Percentile	$1,291	$8,318	4.3	2,894
Haemonetics Corporation	$988	$6,112	6.4	3,216
Approximate Percentile Rank	40th	35th	60th	50th
(1)Represents an addition to the Company’s peer group for purposes of setting fiscal 2021 compensation.
(2)Revenue is for the trailing four quarters available as of December 1, 2019 and market capitalization is as of December 1, 2019.

PEER GROUP FOR SETTING FISCAL 2022 COMPENSATION
In consultation with Pearl Meyer, the Committee reviewed and updated our peer group in January 2021 for purposes of setting our fiscal 2022 compensation. Applying a similar filtration methodology as described above, the Committee updated its fiscal 2022 peer group to more closely approximate, in the aggregate, our increased market capitalization and revenue on a year-over-year basis as of December 2020 by adding Avanos Medical, Inc., a previous Haemonetics peer company, and removing Wright Medical Group N.V. due to its November 2020 acquisition by Stryker Corporation.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2022 compensation, along with the Company’s relative position in the peer group in each of the categories.
www.haemonetics.com 25

Fiscal 2022 Peer Group Composition
Abiomed, Inc.	Cantel Medical Corp.	Integra LifeSciences	Steris plc
Avanos Medical, Inc.(1)	DexCom, Inc.	Masimo Corporation	West Pharmaceutical Services, Inc.
Bio-Rad Laboratories, Inc.	Globus Medical, Inc.	NuVasive, Inc.
Bio-Techne Corp.	ICU Medical, Inc.	PerkinElmer, Inc.
Bruker Corporation	Insulet Corporation	ResMed Inc.
Peer Group Data(2)
	Revenue	Market Capitalization	Market Capitalization to Revenue Ratio	Employee Count
Company	(dollars in millions)
50th Percentile	$1,266	$14,651	6.3	4,000
Haemonetics Corporation	$903	$6,030	4.9	3,004
Approximate Percentile Rank	25th	30th	45th	35th
(1)Represents an addition to the Company’s peer group for purposes of setting fiscal 2022 compensation.
(2)Revenue is for the trailing four quarters available as of December 31, 2020 and market capitalization is as of December 31, 2020.

Evaluating Executive Performance
The Committee reviews the performance of our Named Executive Officers through our annual performance cycle. No Named Executive Officer participates in the Committee’s discussion regarding their own compensation.

CEO EVALUATION ▼	OTHER NEO EVALUATION ▼
With respect to our CEO, our independent Chairman of the Board gathers input from all non-employee directors and completes an assessment of the CEO’s performance. The Chairman solicits feedback and assesses our CEO based on the Company’s performance, his individual performance and his interactions with directors. Once the Chairman receives the solicited input, the Chairman reviews all pertinent information with the Committee, which then evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation.

With respect to the other Named Executive Officers, our CEO completes an assessment of each such Named Executive Officer's performance, and proposes compensation adjustments where appropriate. In completing his assessment, the CEO evaluates such officer's (i) achievement of individual objectives and goals; (ii) contributions to the Company’s short- and long-term goals and performance; and (iii) leadership competencies and how such officer achieved the applicable goals.

The Committee determines, approves and submits to the independent members of the Board for ratification the CEO’s compensation.
The Committee reviews and discusses the CEO’s performance assessments and compensation recommendations for each other Named Executive Officer and then approves the compensation payable to each other Named Executive Officer.

ELEMENTS OF TOTAL COMPENSATION
When setting compensation for our Named Executive Officers, the Committee focuses on total direct compensation. Total direct compensation includes three major components – base salary, annual short-term incentive compensation and annual long-term incentive compensation – all of which are designed to work together to drive a complementary set of behaviors and outcomes.
•Base salary. Base salary is intended to compensate for individual technical and leadership competencies required for such officer’s specific position and to provide economic security.
•Annual Short-Term Incentive Compensation. Annual short-term incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus our Named Executive Officers on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.
•Annual Long-Term Incentive Compensation. Annual long-term incentive compensation generally consists of PSUs, stock options and RSUs. Annual long-term incentive compensation is designed to align the interests of Named Executive Officers with the long-term growth interests of our shareholders, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.
26 HAEMONETICS CORPORATION | 2021 Proxy Statement

In addition to receiving direct compensation, our Named Executive Officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A beginning on page 31.
The following chart illustrates, for fiscal 2021, the distribution of value among the three elements of direct compensation for our CEO and, on average, for the other Named Executive Officers. For purposes of this illustration, the annual short-term incentive compensation component is based on the target annual short-term incentive opportunities awarded by the Committee for fiscal 2021 short-term incentive awards (for more information see "How the 2021 Bonus Plan Works" beginning on page 28) and the annual long-term incentive compensation component is based on the grant value awarded by the Committee for fiscal 2021 annual long-term incentive awards before conversion to the various forms of equity awards (for more information see “Annual Long-Term Incentive Awards" beginning on page 30). As a percentage of total annual compensation, 88% of our CEO’s compensation and, on average, 73% of our other Named Executive Officers’ compensation was variable because it was subject to performance goals, the fluctuations of our stock price, or a combination of both.
TARGET ANNUAL COMPENSATION MIX
Base Salary
Base salary, which represents 12% of our CEO’s target total compensation and, on average, 27% of target total compensation for other Named Executive Officers, is paid to provide a fixed component of compensation for the technical and leadership competencies required for the respective position. Target base salary varies based on the field in which each executive operates, the scope of the position, the peer-group comparisons for similarly-situated executives, the experience and qualifications needed for the role, the executive’s performance and an assessment of internal equity among Company executives.
Early in fiscal 2021, the Committee completed the process described above under “Evaluating Executive Performance” (beginning on page 26) and determined appropriate increases to base salaries for each of our Named Executive Officers. However, taking into account the uncertainty created under the COVID-19 pandemic the Committee determined that it was appropriate to postpone salary merit increases for executive officers. As a result, fiscal 2021 base salaries for our Named Executive Officers remained unchanged from fiscal 2020 levels:

Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary	Percent Increase
Christopher A. Simon	$945,000	$945,000	—%
William P. Burke	$529,108	$529,108	—%
Michelle L. Basil	$465,271	$465,271	—%
Anila Lingamneni	$—	$430,000	—%
Josep L. Llorens	$405,908	$405,908	—%
www.haemonetics.com 27

Annual Short-Term Incentive Compensation
HOW THE 2021 BONUS PLAN WORKS
Annual short-term incentive compensation supports the Committee's pay-for-performance philosophy and aligns individual goals with Company goals. Under our short-term incentive compensation program for fiscal 2021 (the “2021 Bonus Plan”), Named Executive Officers are eligible for a cash award based on the Company’s attainment of pre-established performance goals. At the beginning of fiscal 2021, in light of the uncertainty about the potential impacts of the COVID-19 pandemic on our business, the Compensation Committee deferred final goal setting for metrics under the 2021 Bonus Plan until early in the second fiscal quarter to allow management and the Board to focus on navigating the crisis and to establish an annual operating plan that was appropriately ambitious and also reflected the uncertainties created by the COVID-19 pandemic. While the Committee reserved the right to exercise discretion regarding 2021 Bonus Plan funding and payments, it believed that delaying goal setting would limit its need to exercise such discretion and was more prudent than approving multiple revisions of performance targets as the pandemic evolved. The Committee, with input from Pearl Meyer, structured the 2021 Bonus Plan as follows:
•Fiscal 2021 Performance Goals and Metrics. The Committee tied the 2021 Bonus Plan to achievement of the following two performance goals, with an equal 50% weighting for each metric:
◦Adjusted Revenue. Adjusted revenue, which is intended to reflect organic growth, is calculated as revenue determined in accordance with accounting principles generally accepted in the United States ("GAAP") and adjusted to remove the impacts of currency. It may also be adjusted for certain items that affect the comparability of results, including acquisitions or dispositions completed during the fiscal period, other specific large, unusual or nonrecurring items and changes in accounting principles pursuant to GAAP. The Committee selected adjusted revenue as a performance metric because it is a key component of our annual operating plan and is consistent with our strategic objectives to drive accelerated revenue growth.
◦Adjusted EPS. Adjusted EPS is calculated as earnings per share determined in accordance with GAAP and adjusted for certain items that affect the comparability of results, including acquisitions or dispositions completed during the fiscal period, other specific large, unusual or nonrecurring items and changes in accounting principles pursuant to GAAP. The Committee selected adjusted EPS as a performance metric because it is a key driver of shareholder return and aligns executives with shareholder value creation.
The Committee determined to set a target range rather than a single target number for each metric and widened the performance ranges between threshold, target and maximum performance. These ranges were determined in the second quarter of fiscal 2021 based on our annual operating plan and expectations for the year in a difficult COVID-19 environment, with the top end of each target range meeting or exceeding actual performance in fiscal 2020 and the bottom end of each range set below prior year actual results. The Committee believed these financial performance goals were achievable, but appropriately challenging, based on the ongoing impact of COVID-19, market climate and internal budgeting and forecasting and that the design structure appropriately balanced the need to provide meaningful incentives during a time of significant uncertainty while capping potential upside at 100% unless actual performance under a metric exceeded fiscal 2020 results.
•Fiscal 2021 Bonus Plan Targets. The Committee set target payout levels for each Named Executive Officer (expressed as a percentage of base salary) based upon competitive market and internal equity considerations, and it set threshold performance requirements to earn a threshold award (50% of target award) and maximum performance requirements to earn a maximum award (150% of target award). For example, the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 75% of annual base salary. The Committee determined to reduce the maximum award opportunity under the 2021 Bonus Plan to 150% from prior-year levels of 200% in recognition of the impact of COVID-19 on our financial performance outlook for the year. Based upon competitive market and internal equity considerations, the Committee set 2021 Bonus Plan targets for Named Executive Officers, which are expressed as a percentage of base salary, at the same levels as fiscal 2020 bonus plan targets.

Named Executive Officer	Fiscal 2020 Target	Fiscal 2021 Target
Christopher A. Simon	110%	110%
William P. Burke	70%	70%
Michelle L. Basil	70%	70%
Anila Lingamneni	—	65%
Josep L. Llorens	60%	60%
Bonuses paid to our Named Executive Officers under the 2021 Bonus Plan are based primarily upon the Company's achievement of specified adjusted revenue and adjusted EPS targets set by the Compensation Committee and are approved by the Compensation Committee. The compensation of our CEO is also ratified by the Board. The Compensation Committee has authority under the 2021 Bonus Plan to adjust final individual bonuses based on individual performance (within the range of 0 to 150% of target as described above), although any such adjustment is expected to be exercised infrequently. As discussed below, the
28 HAEMONETICS CORPORATION | 2021 Proxy Statement

Compensation Committee made one such adjustment for Mr. Llorens based on his exemplary individual performance in fiscal 2021 leading the Company's COVID-19 response efforts in manufacturing and supply chain, which prioritized employee safety while remaining fully operational and without disruption, as well as our continued execution of the Operational Excellence Program during COVID-19 (see "2021 Bonus Plan Awards and Results" on page 29). After the close of fiscal 2021, the Committee received a report from management regarding Company performance against the pre-established performance goals as well as a recommendation as to an appropriate funding level for the 2021 Bonus Plan pool. The Committee then reviewed the Company’s financial performance against each goal and established the 2021 Bonus Plan pool. After establishing the 2021 Bonus Plan pool funding level, the Committee reviewed the individual performance for all Named Executive Officers and approved final awards.
2021 BONUS PLAN TARGETS AND FUNDING
The following table outlines the threshold, target and maximum financial performance goals for the 2021 Bonus Plan, as well as the results achieved:

		Performance Targets			Achievement
Fiscal 2021 Targets(1)	Metric Weighting	Threshold	Target Range	Maximum	Full Year Results	Target Award (%)
Adjusted Revenue(2)	50%	$782.7	$869.6 - 1,002.6	$1,052.0	$$869.1	99.7%
Adjusted EPS(3)	50%	$1.77	$2.21 - 3.31	$3.55	$2.37	100.0%
Payout Percentage		50%	100%	150%		99.9%
(1)All dollar values are in millions except per share data.
(2)For purposes of the 2021 Bonus Plan, adjusted revenue equals fiscal 2021 revenue determined in accordance with GAAP, adjusted to remove the impacts of currency. Adjusted revenue further excludes the impact of the Company's acquisition of Cardiva Medical, Inc. in March 2021 and the sale of Inlog Holdings France SAS in September 2020, each of which occurred after the Compensation Committee set performance goals under the 2021 Bonus Plan during the second quarter of fiscal 2021.
(3)For purposes of the 2021 Bonus Plan, adjusted EPS equals earnings per share determined in accordance with GAAP, adjusted to exclude restructuring and turnaround costs, deal amortization expenses, asset impairments and other related charges, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation, certain litigation-related charges, transaction and integration costs, gains and losses on dispositions, tax settlements and the tax impact of each of these items. For purposes of the 2021 Bonus Plan, Adjusted EPS further excludes the impact of the Company's acquisition of Cardiva Medical in March 2021 and the sale of Inlog Holdings France SAS in September 2020, each of which occurred after the Compensation Committee set performance goals under the 2021 Bonus Plan during the second quarter of fiscal 2021. The metrics for the 2021 Bonus Plan did not contemplate, and the Company did not engage in, share repurchases during fiscal 2021 and accordingly no adjustment has been made for share repurchases.
2021 BONUS PLAN AWARDS AND RESULTS
Based upon the Company’s performance against the established performance goals, with adjusted revenue and adjusted EPS each weighted equally, the Committee set the overall funding level of the 2021 Bonus Plan pool at 99.9% of target funding (adjusted revenue performance was at 99.7% of the target range for funding and adjusted EPS performance was within the 100% target range for funding). Preliminary individual bonus payouts for Named Executive Officers were then calculated based on this overall funding level as well as the targeted payout levels for each Named Executive Officer. The Committee then reviewed the performance of each individual during fiscal 2021, taking into consideration the recommendation of the CEO with respect to Named Executive Officers other than the CEO. The Committee then considered adjustments to the preliminary individual bonus payouts in accordance with the 2021 Bonus Plan (as described above) based on each Named Executive Officer's performance during fiscal 2021.
Based on this alignment of performance, total fiscal 2021 short-term incentive payments for our Named Executive Officers are shown below:

Executive	Fiscal 2021 Bonus Target (% Salary)	Fiscal 2021 Bonus Target ($)(1)	Fiscal 2021 Bonus Actual (% Bonus Target)	Fiscal 2021 Bonus Actual ($)(1)
Christopher A. Simon	110%	$1,039,500	99.9%	$1,038,461
William P. Burke	70%	$370,376	99.9%	$370,005
Michelle L. Basil	70%	$325,690	99.9%	$325,364
Anila Lingamneni	65%	$277,240	99.9%	$276,963(2)
Josep L. Llorens	60%	$243,545	109.9%(3)	$267,632
(1)Rounded to nearest whole dollar.
(2)Prorated as Ms. Lingamneni joined the Company shortly after the beginning of fiscal 2021.
(3)Represents a 10% increase to 99.9% bonus pool funding level approved by the Compensation Committee in recognition of Mr. Llorens' exemplary individual performance in fiscal 2021 leading the Company's COVID-19 response efforts in manufacturing and supply chain, which prioritized employee safety while remaining fully operational and without disruption, as well as the Company's continued execution of its Operational Excellence Program during COVID-19.
www.haemonetics.com 29

Annual Long-Term Incentive Awards
The Committee uses long-term incentive compensation to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of Named Executive Officers with shareholders by focusing them on long-term growth and share performance. The Committee views long-term incentives as a significant element of total compensation at the executive level and a critical component of the Company’s executive compensation program.
FISCAL 2021 LONG-TERM INCENTIVE AWARD TYPES
In fiscal 2021, the total award values of long-term awards granted to our Named Executive Officers were allocated generally among the following(1):

25% Stock Options Four-year ratable vesting period
50% PSUs
Performance-based awards vest, if at all, at the end of a three-year performance period based upon satisfaction of performance criteria tied to relative total shareholder return, or "rTSR" (for more information see "How We Establish rTSR Goals" below)

25% RSUs Four-year ratable vesting period

(1) Excludes a $450,000 new-hire grant to Ms. Lingamneni in the form of RSU and option awards (each with four-year ratable vesting) made in April 2020 upon her joining the Company. For more information, see "Individual Fiscal 2021 Long-Term Incentive Awards" below. After giving effect to this new-hire grant, Ms. Lingamneni's fiscal 2021 annual long-term incentive award mix would be 26% PSUs, 37% stock options and 37% RSUs.

The Committee considered this allocation of long-term incentives to be appropriate, as Company performance is reflected in PSUs and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of time-based RSUs allow the program to support retention throughout a full business cycle.

HOW WE ESTABLISH rTSR GOALS

In implementing and setting goals for our PSU awards, the Committee considers market practice as well as our focus on driving shareholder value. For our fiscal 2021 PSU awards, the Committee determined to retain the PSU metric of rTSR (measured over a three-year performance period) because it directly links our Named Executive Officers' compensation to the Company's long-term shareholder value creation objectives, in addition to being well received and supported by our shareholders.
The Committee did not make any design changes for fiscal 2021 PSU awards. Achievement under fiscal 2021 PSU awards is tied to the Company's rTSR relative to the components of the S&P MidCap 400 index during the three-year performance period from May 18, 2020 to May 17, 2023. The Company became a member of the S&P MidCap 400 Index in fiscal 2019. Depending on the Company’s rTSR performance, the number of shares that may be earned under these PSU awards ranges from 0% to 200% of target, as follows:

rTSR	Percentage of Target Shares Earned
Below 30th percentile	0%
30th to 50th percentile (Threshold)	50% to 99%
51st to 80th percentile (Target)	100% to 200%
80th percentile or higher (Maximum)	Capped at 200%

Similar to fiscal 2020 PSU awards, if the Company experiences negative total shareholder return during the performance period, the fiscal 2021 PSU award payout cannot exceed 100% of the target performance level.

30 HAEMONETICS CORPORATION | 2021 Proxy Statement

INDIVIDUAL FISCAL 2021 LONG-TERM INCENTIVE AWARDS
When setting annual long-term incentive compensation for Named Executive Officers, the Committee employs the process described in the “Evaluating Executive Performance” section of this CD&A (beginning on page 26). After the Committee establishes a grant value for each Named Executive Officer’s fiscal 2021 annual long-term incentive award, that value is allocated between PSUs, stock options and RSUs (see "Fiscal 2021 Long-Term Incentive Award Types" beginning on page 30), with the exact number of PSUs and RSUs issued based upon the closing price of Company’s common stock on the grant date and the exact number of stock options determined using the applicable Black-Scholes value.
Ms. Lingamneni joined the Company at the beginning of fiscal 2021, and in April 2020 the Committee granted her a $450,000 new-hire award divided equally between RSUs and options with four-year ratable vesting periods. Subsequently during the first quarter of fiscal 2021, the Committee approved increases for fiscal 2021 annual long-term incentive awards from fiscal 2020 levels for each Named Executive Officer (other than Ms. Lingamneni who joined the Company during fiscal 2021) based on individual performance and market position. The table below lists the grant value of fiscal 2021 long-term incentive awards granted by the Committee:

Named Executive Officer	Fiscal 2020 Grant Value Awarded(1)	Fiscal 2021 Grant Value Awarded(1)
Christopher A. Simon	$5,500,000	$6,000,000
William P. Burke	$1,200,000	$1,300,000
Michelle L. Basil	$1,300,000(2)	$1,200,000
Anila Lingamneni	$—	$950,000(3)
Josep L. Llorens	$600,000	$700,000
(1)The award values in this table reflect the grant values awarded by the Committee while the Summary Compensation Table (beginning on page 36) and the Grants of Plan-Based Awards During Fiscal 2021 table (beginning on page 37) reflect the award values for accounting purposes.
(2)This amount includes the grant value of Ms. Basil's fiscal 2020 annual long-term incentive awards ($1,100,000) plus an additional RSU award ($200,000) made by the Compensation Committee in October 2019 in recognition of her expanded role leading Business Development and Licensing beginning in September 2019 in addition to her other responsibilities as Executive Vice President, General Counsel.
(3)This amount includes the grant value of Ms. Lingamneni's April 2020 new hire award ($450,000) plus her fiscal 2021 annual long-term incentive awards ($500,000).
LONG-TERM INCENTIVE AWARD PAYOUTS
During fiscal 2021, the Committee determined final shares earned under the following PSU award grants made to Messrs. Simon and Burke and Ms. Basil in June 2017 with three-year performance periods ending in fiscal 2021:

			Performance Targets			Achievement
Performance Period	Metrics(1)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Results as % of Target
June 6, 2017 to June 5, 2020	rTSR	100%	41st Percentile	61st Percentile	81st Percentile	97th Percentile	200%
(1)Based on Company’s rTSR during the performance period relative to performance of the components of the S&P SmallCap 600 and S&P MidCap 400 indices. Results between the 41st to 60th percentile and between the 61st to 80th percentile are interpolated between 50-99% and 100-200% of share payout as a percentage of target award, respectively.
Other Benefits
The Company offers retirement and health and welfare benefits, as well as an employee stock purchase plan, to eligible employees, including Named Executive Officers. The Company offers very limited perquisites to executive officers.
RETIREMENT AND HEALTH AND WELFARE BENEFITS
We maintain a tax-qualified defined contribution 401(k) plan, the Haemonetics Corporation Savings Plus Plan, that is available to all eligible United States employees. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits we provide to our Named Executive Officers are offered to all of our eligible United States-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, critical illness, accident, short- and long-term disability coverage and the employee assistance program. The Company's long-term disability coverage includes supplemental coverage available for eligible employees, including each of our Named Executive Officers, who earn salaries in excess of amounts covered under our base plan.

www.haemonetics.com 31

EMPLOYEE STOCK PURCHASE PLAN
We maintain a broad-based employee stock purchase plan, the Haemonetics Corporation 2007 Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our Named Executive Officers, with the opportunity to purchase Company shares through payroll deductions. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of employees and shareholders and promote a long-term shareholder perspective. The ESPP is intended to be “qualified” under Internal Revenue Code Section 423 and offers eligible employees the opportunity to purchase Company shares during consecutive offering periods of approximately six months that generally begin with the first of May and November each year. Mr. Simon and Ms. Lingamneni participated in the ESPP during fiscal 2021.
OTHER COMPENSATION AND POLICIES
Employment, Change in Control and Severance Arrangements
Our success in building the sound leadership team in place today was due in large part to our ability to utilize a full complement of compensation tools, including employment, change in control and severance agreements. We believe that together, our employment, change in control and severance agreements, which are guided by our compensation philosophy and governance practices, foster stability within our executive leadership team by helping our executives to better focus their time, attention and capabilities on our business and assist the Company in recruiting and retaining key executives. Details about specific arrangements made with our Named Executive Officers are set forth below.
EMPLOYMENT AGREEMENT WITH CHRISTOPHER A. SIMON
In connection with his appointment as President and Chief Executive Officer in fiscal 2017, Mr. Simon entered into an employment agreement with the Company (the “Employment Agreement”). The Employment Agreement renews automatically each year and provides for a specified annual base salary and a target variable compensation award based on performance, both of which are subject to annual adjustment. Pursuant to the Employment Agreement, Mr. Simon is also eligible to receive annual equity grants under the Company’s long-term incentive compensation plans, as determined by the Compensation Committee. The Employment Agreement also entitles Mr. Simon to participate in all other elements of the Company’s standard employee benefit programs generally available to the Company’s senior executives, to reimbursement for certain housing and travel expenses during his first 18 months of employment (which have since expired), and to reimbursement of up to $20,000 in legal fees in connection with the enforcement of the Employment Agreement.
Additionally, the Employment Agreement provides that Mr. Simon will be entitled to severance benefits under the terms of separate executive severance and change in control agreements between Mr. Simon and the Company. The terms of Mr. Simon’s severance and change in control agreements with the Company are discussed below.
SEVERANCE AND CHANGE IN CONTROL AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
The Company has entered into severance and change in control agreements with certain of its senior executive officers, including our Named Executive Officers. The purpose of these agreements is to provide financial security if there is a loss of employment in certain circumstances (as discussed in detail below) so the executive can better focus his or her time, attention and capabilities on our business. In consideration for these benefits, each executive agrees to a release of claims and customary confidentiality, non-competition and non-solicitation clauses in favor of the Company contained in the agreements.
Severance Agreements. Each agreement provides that if the executive is terminated for reasons other than death, disability or cause or, solely in the case of Mr. Simon, if he resigns due to constructive termination (as such terms are defined in the severance agreement), the executive is entitled to receive the following benefits:
•An amount equal to (i) for Mr. Simon, two times his base salary payable over a 24-month period and (ii) for our other Named Executive Officers, one times the person's base salary payable over a 12-month period;
•An amount equal to the cost of the Company’s portion of the monthly premium for the executive’s medical and dental insurance coverage for a period of (i) two years for Mr. Simon, payable over a 24-month period, and (ii) one year for our other Named Executive Officers, payable over a 12-month period;
•A pro-rated annual bonus for the year in which the executive was terminated based on the Company’s actual performance during the applicable bonus period and assuming full achievement of any individual performance goals;
•Outplacement services for up to 12 months; and
•If any benefit provided under the agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), the benefit will either be reduced to the Section 280G cap or paid in full depending on which provides the better after-tax position for the executive.
32 HAEMONETICS CORPORATION | 2021 Proxy Statement

Each severance agreement (other than Mr. Simon’s, which continues for the duration of his employment as Chief Executive Officer) has an initial term of three years and will automatically renew for successive one year periods, unless terminated by either party. Severance benefits payable under each agreement will immediately cease if the executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such violation, the executive will be required to repay to the Company any installments of continued base salary or payments for welfare benefits that were previously paid to the executive under the severance agreement. To the extent the executive is entitled to severance benefits under a change in control agreement, the executive will not receive any benefits under the severance agreement.
Double-Trigger Change in Control Agreements. Each agreement provides that if a change in control occurs during the term of the agreement and the executive is terminated for reasons other than death, disability or cause (as defined in the change of control agreement) or terminates his or her employment due to constructive termination (as defined in the change in control agreement) within two years after the occurrence of the change in control (this is known as a "double trigger"), the executive is entitled to receive the following benefits:
•A lump sum cash payment equal to (i) for Mr. Simon, 2.99 times the sum of his base salary plus target annual short-term incentive compensation and/or any other annual cash incentive award opportunity at the time of termination or change in control (whichever is higher), and (ii) for our other Named Executive Officers, two times the sum of their salary plus target annual short-term incentive compensation and/or any other annual cash incentive award opportunity at the time of termination or change in control (whichever is higher);
•a lump sum cash payment equal to (i) for Mr. Simon, thirty-six times the cost of the Company’s portion of the monthly premium for the executive’s medical, dental, life and disability insurance coverage, and (ii) for our other Named Executive Officers, twenty-four times the cost of the Company’s portion of the monthly premium for the executive’s medical, dental, life and disability insurance coverage;
•Outplacement services for up to 12 months;
•Immediate and full vesting of all time-based equity awards and pro rata vesting of performance-based awards, provided that in the event of a conflict between the terms of the change in control agreement and the terms of an individual equity award with respect to vesting of equity awards upon a change in control, the terms of the individual equity award will control if such award provides more favorable vesting terms than the change in control agreement (for a discussion of change in control terms under our equity awards see “Change in Control and Acceleration in Equity Awards” below); and
•If any benefit provided under the agreement is subject to excise taxes under Section 280G, the benefit will either be reduced to the Section 280G cap or paid in full depending on which provides the better after-tax position for the executive.
For purposes of the agreements, a change in control is defined as a person or group acquiring 50% or more of the Company’s stock, the sale of substantially all the assets of the Company to an unrelated person, our “Incumbent Board” ceasing for any reason to constitute a majority of the Board, or the consummation of certain mergers, reorganizations, consolidations and share exchanges. Each change in control agreement (other than Mr. Simon’s, which continues for the duration of his employment as Chief Executive Officer) has an initial term of five years and will automatically renew for successive five year periods, unless terminated by either party. Benefits payable under each agreement will immediately cease if the executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such violation, the executive will be required to repay to the Company any cash amounts that were previously paid to the executive under the agreement.
The amount of the estimated payments and benefits payable to our Named Executive Officers, assuming termination or a change in control of the Company as of the last day of fiscal 2021, is shown in the table on page 40 under the heading “Potential Payments upon Termination or Change in Control.”
CHANGE IN CONTROL AND ACCELERATION IN EQUITY AWARDS
Each option award agreement and RSU award agreement provides that if a change in control occurs and the executive is terminated for reasons other than death, disability or cause (as defined in each agreement) or terminates his or her employment due to constructive termination (as such terms are defined in the agreement) within two years after the occurrence of the change in control (i.e., a double trigger), then all unvested stock options and time-based RSUs will immediately vest. Additionally, option and RSU awards will vest in full upon termination of employment due to the executive's death and, in the case of option awards and RSU awards (other than fiscal 2019 RSU awards), will continue to vest in accordance with the vesting schedule upon a termination of employment due to the executive's disability (as defined in the award agreement).
PSUs provide for “double-trigger” vesting in connection with a change in control. If an executive’s employment is terminated involuntarily without cause or voluntarily for good reason (as defined in the agreement) within two years following a change in control, the requirement for vesting will be met and the executive will be entitled to receive the greater of the amount the executive would receive based on performance achieved as of the change in control date and a pro rata portion of the target award amount based on the period of time elapsed during the performance period. Additionally, upon a termination of employment due to the executive's death, disability or a qualifying retirement (each as defined in the agreement), the executive will remain eligible to receive a pro rata portion of the target award amount at the end of the performance period based on the period of time elapsed during the performance period and achievement of the relevant performance metrics.
www.haemonetics.com 33

In fiscal 2019, we amended the definition of "change in control" in each of our forms of award agreement to raise the threshold for an acquisition of the Company's shares of common stock from 35% to 50%. A change of control would also occur under the awards upon the sale of substantially all Company assets, the turnover of a majority of our then-current Board in a proxy contest, and upon certain mergers, reorganizations, consolidations and share exchanges.
Share Ownership Policy
Our Board believes strongly in aligning the long-term interests of our directors and executives with those of our shareholders. We maintain through our Compensation Committee a share ownership policy requiring that our Chairman of the Board, all other non-employee directors, our CEO and our other Named Executive Officers own shares of Haemonetics common stock at or above prescribed levels based on their role at the Company. Specifically, those individuals must comply with the following ownership requirements (expressed as a multiple of annual retainer or base salary) within five years of their respective election as a director, date of hire as an executive officer, or date of appointment to a new role requiring them to maintain a higher level of stock ownership under the policy:

Organizational Role	Share Ownership Requirement	Compliance Status(1)
Non-Employee Directors (Other than Chairman of the Board)	5X annual cash retainer	Compliant or within 5-year grace period
Chairman of the Board	2X non-employee director dollar threshold	Compliant
Chief Executive Officer	5X base salary	Compliant
Other Named Executive Officers	2X base salary	Compliant or within 5-year grace period
(1)The Compensation Committee reviews executive and director share ownership compliance at least annually at its October meeting. Compliance status above is measured as of the last day of the Company's fiscal 2021.
The value of shares owned outright, vested “in the money” stock options and unvested RSUs are used in satisfying the share ownership requirements above. The Compensation Committee may temporarily suspend or permanently remove an individual’s share ownership requirement for hardship due to unforeseen and compelling circumstances.
Clawback Policy
To further align the executive compensation program with the interests of shareholders and our culture of ethical behavior, our annual short-term incentive compensation plan and Principles of Corporate Governance include compensation clawbacks that require recoupment of certain short-term and long-term incentive compensation in the form of cash and equity awards paid to an executive officer if, as a result of such executive officer’s misconduct, the Company is required to make an accounting restatement due to material non-compliance with any financial reporting requirement under the securities laws, or if such executive officer violates the Company’s Code of Conduct.
RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS
At the Compensation Committee’s direction, representatives of the Company’s human resources department conducted a risk assessment of the Company’s compensation programs and practices during fiscal 2021. This risk assessment consisted of a review of cash and equity compensation provided to Company employees, with a focus on compensation payable to senior executives and incentive compensation plans which provide variable compensation to other Company employees based upon Company and individual performance. The Compensation Committee reviewed the findings of this assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company. The following characteristics of our compensation programs support this finding:
•Our use of different types of compensation vehicles that provide a balance of short- and long-term incentives with fixed and variable components;
•Our practice of capping awards to limit windfalls;
•Our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;
•Our share ownership guidelines; and
•Our clawback policy applicable to our incentive plans.

34 HAEMONETICS CORPORATION | 2021 Proxy Statement

IMPACT OF TAX ACCOUNTING ON COMPENSATION
Deductibility of Compensation
The impact of federal tax laws on our compensation programs is also considered by the Compensation Committee, including the deductibility of compensation paid to our Named Executive Officers. Section162(m) of the Internal Revenue Code (the "Code") limits the deductibility of compensation in excess of $1 million paid to any one “covered employee” (as defined by the Code, but generally including the Company’s Named Executive Officers) during any fiscal year. Under the rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit.
The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated the performance-based compensation exception subject to transitional relief for certain awards and arrangements that were in effect on or before November 2, 2017, and not later materially modified. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Accordingly, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. Moreover, beginning on and after April 1, 2018, compensation awarded in excess of $1 million to our covered employees, now including our Chief Financial Officer, generally will not be deductible.
Although our compensation programs take into consideration the Section 162(m) rules as a factor, this consideration will not necessarily limit compensation to amounts deductible under Section 162(m). Despite the changes to Section 162(m) the Compensation Committee currently expects to structure the Company’s executive compensation programs such that a significant portion of executive pay is subject to performance goals.
Stock-Based Compensation Expense
The Company began recognizing stock-based compensation expense under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 beginning in April 2006. In determining the appropriate fiscal 2021 long-term incentive grant levels, the Company sought to balance its long-term incentive goals with the need to reduce shareholder dilution and manage stock compensation expense.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021 for filing with the SEC.
THE COMPENSATION COMMITTEE
Robert E. Abernathy, Chair
Mark W. Kroll
Claire Pomeroy
Ellen M. Zane
www.haemonetics.com 35

Executive Compensation Tables
The following table summarizes the compensation of our Named Executive Officers for each of the last three fiscal years. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during fiscal 2021. Messrs. Simon and Burke and Ms. Basil joined Haemonetics in fiscal 2017. Mr. Llorens joined the Company in fiscal 2019 and became a Named Executive Officer of the Company for the first time in fiscal 2020. In fiscal 2021, Ms. Lingamneni joined the Company and became a Named Executive Officer. A description of our compensation policies and practices as well as a description of the components of compensation payable to our Named Executive Officers is included under “Compensation Discussion and Analysis” beginning on page 20.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)	Total
Christopher A. Simon President and Chief Executive Officer	2021	$963,173	$—	$5,096,181	$1,499,979	$1,038,461	$27,600(5)	$8,625,394
	2020	$937,211	$—	$5,493,885	$1,374,979	$1,563,408	$28,721	$9,398,204
	2019	$893,954	$—	$4,586,629	$1,062,485	$1,980,000	$27,742	$8,550,810
William P. Burke Executive Vice President, Chief Financial Officer	2021	$539,283	$—	$1,104,204	$324,983	$370,005	$16,573(6)	$2,355,048
	2020	$525,164	$—	$1,198,495	$299,979	$557,045	$17,529	$2,598,212
	2019	$501,292	$—	$841,217	$243,744	$708,853	$17,188	$2,312,294
Michelle L. Basil Executive Vice President, General Counsel	2021	$474,204	$—	$1,019,211	$299,996	$325,364	$16,137(7)	$2,134,912
	2020	$461,803	$—	$1,298,603	$274,990	$489,838	$17,209	$2,542,443
	2019	$440,811	$—	$862,844	$249,997	$578,807	$16,387	$2,148,846
Anila Lingamneni Executive Vice President, Chief Technogy Officer	2021	$434,962	$100,000	$649,518	$349,991	$276,963	$33,403(8)	$1,844,837
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Josep L. Llorens Senior Vice President, Global Manufacturing and Supply Chain	2021	$413,714	$—	$594,371	$174,970	$267,632	$19,406(9)	$1,470,093
	2020	$404,020	$—	$599,247	$149,990	$402,921	$19,949	$1,576,127
	—	—	—	—	—	—	—	—
(1)Salaries for fiscal 2021 listed above exceed slightly the fiscal 2021 base salaries discussed in the CD&A due to the 53rd week in our fiscal 2021.
(2)Represents one-time cash bonuses in connection with new hire sign-on and entry into customary non-competition, non-solicitation and assignment of inventions agreement, payable following completion of the Named Executive Officer's first 60 days of employment.
(3)Represents the aggregate grant date fair value for, in the case of Stock Awards, time-based RSUs and performance-based PSUs, and in the case of Options Awards, stock options, in each case granted in the respective fiscal years set forth above and calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The grant date fair value of RSUs granted under our 2005 Long-Term Incentive Compensation Plan (the "2005 Plan") are calculated using the average of the high and low trading prices of the Company’s common stock on the grant date, and RSU's granted under our 2019 Long-Term Incentive Compensation Plan (the "2019 Plan") are calculated using the closing price of the Company's common stock on the grant date. PSU values were determined based on the expected performance at the time of grant. The Company uses the Monte Carlo model to estimate the probability of satisfying the performance criteria and the resulting fair value of PSU awards with market conditions. If the maximum level of performance is assumed for the PSUs awarded in fiscal 2021, the value of Mr. Simon’s fiscal 2021 PSU awards would be $7,192,565 instead of $3,596,282, Mr. Burke's would be $1,558,418 instead of $779,209, Ms. Basil’s would be $1,438,463 instead of $719,232, Ms. Lingamneni's would be $599,277 instead of $299,639, and Mr. Llorens’ would be $838,938 instead of $419,469. The grant date fair value of options is estimated using the Black-Scholes option-pricing model based on the average of the high and low stock prices at the grant date for awards under the 2005 Plan, the closing price of the Company's common stock on the grant date for awards under the 2019 Plan, and the weighted average assumptions specific to the underlying options in each case. For a detailed description of the assumptions used to calculate the grant date fair value of our Stock Awards and Option Awards, see Note 17 "Capital Stock" to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 3, 2021. All RSU, PSU and stock option awards granted to Names Executive Officers in fiscal 2021 were made pursuant to the 2019 Plan.
(4)Represents cash payments under our annual short-term incentive compensation plans for fiscal years 2019, 2020 and 2021, as applicable.
(5)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $15,929 and (ii) the Company paid portion of supplemental long-term disability insurance premiums in the amount of $11,671.
(6)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $15,879, (ii) the Company paid portion of supplemental long-term disability insurance premiums and (iii) commuter benefits under a program available to all Boston-based employees.
(7)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $12,951 and (ii) the Company paid portion of supplemental long-term disability insurance premiums.
(8)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $17,921, (ii) the Company paid portion of supplemental long-term disability insurance premiums and (iii) reimbursement of $12,178 related to Ms. Lingamneni's relocation to the Boston area.
(9)Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $16,163, (ii) the Company paid portion of supplemental long-term disability insurance premiums and (iii) commuter benefits under a program available to all Boston-based employees.
36 HAEMONETICS CORPORATION | 2021 Proxy Statement

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2021
The following table summarizes all plan-based award grants to each of the Named Executive Officers during fiscal year 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock Awards and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Simon		$519,750	$1,039,500	$1,559,250
	5/18/2020				14,511	29,021	58,042	14,510	49,105	$103.37	$6,596,160
William P. Burke		$185,188	$370,376	$555,563
	5/18/2020				3,144	6,288	12,576	3,144	10,639	$103.37	$1,429,187
Michelle L. Basil		$162,845	$325,690	$488,535
	5/18/2020				2,902	5,804	11,608	2,902	9,821	$103.37	$1,319,207
Anila Lingamneni		$138,620	$277,240	$415,860
	4/15/2020							2,181	7,509	$103.12	$449,900
	5/18/2020				1,209	2,418	4,836	1,209	4,092	$103.37	$549,609
Josep L. Llorens		$121,772	$243,545	$365,317
	5/18/2020				1,693	3,385	6,770	1,692	5,728	$103.37	$769,341
(1)Represents the threshold, target and maximum annual cash incentive awards under our 2021 Bonus Plan. The threshold amount for each Named Executive Officer is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the Named Executive Officers would be zero. The target amount is based upon achievement within the target ranges for the performance measures listed in “2021 Bonus Plan Targets and Funding” in the CD&A beginning on page 29. The maximum amount represents 150% of target. The actual amounts earned by each Named Executive Officer are set forth under "2021 Bonus Plan Awards and Results" in the CD&A beginning on page 29.
(2)Represents the threshold, target and maximum award amounts for PSU awards issued to our Named Executive Officers during fiscal 2021. The PSU award amounts will be determined based on the Company’s three-year total shareholder return relative to the components of the S&P MidCap 400 Index. For more information see “Individual Fiscal 2021 Long-Term Incentive Awards” in the CD&A beginning on page 31.
(3)Represents RSUs that vest in annual increments of 25% beginning on the first anniversary of the date of grant.
(4)Represents option awards that vest in annual increments of 25% beginning on the first anniversary of the date of grant. The exercise price of option awards equals the closing price of the Company’s common stock on the grant date.
(5)Represents the aggregate grant date fair value for, in the case of Stock Awards, time-based RSUs and performance-based PSUs, and in the case of Options Awards, stock options, in each case calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. For a detailed description of the assumptions used to calculate the grant date fair value of our Stock Awards and Option Awards, see Note 17 “Capital Stock” to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 3, 2021.
www.haemonetics.com 37

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below reflects all outstanding equity awards made to each of the Named Executive Officers that were outstanding at the end of fiscal 2021. Market or payout values are based upon the closing price of $112.04, which was the closing price on the NYSE of our common stock on April 1, 2021 (the "Closing Price"), the last trading day of our common stock in fiscal 2021.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Christopher A. Simon	196,746	—	(4)	$28.62	6/29/2023
	78,387	26,129	(5)	$41.64	6/6/2024
	20,221	20,222	(6)	$93.52	6/11/2025
	12,242	36,729	(7)	$98.025	5/14/2026
	—	49,105	(8)	$103.37	5/18/2027
						6,379	(5)	$714,703
						5,681	(6)	$636,499
						10,521	(7)	$1,178,773
						14,510	(8)	$1,625,700
									30,741	(3)(6)	$3,444,222
									28,054	(3)(7)	$3,143,170
									29,021	(3)(8)	$3,251,513
William P. Burke	11,232	—	(9)	$34.21	10/25/2023
	5,717	5,718	(5)	$41.64	6/6/2024
	4,639	4,639	(6)	$93.52	6/11/2025
	2,671	8,013	(7)	$98.025	5/14/2026
	—	10,639	(8)	$103.37	5/18/2027
						1,396	(5)	$156,408
						1,303	(6)	$145,988
						2,295	(7)	$257,132
						3,144	(8)	$352,254
									5,212	(3)(6)	$583,952
									6,120	(3)(7)	$685,685
									6,288	(3)(8)	$704,508
Michelle L. Basil	14,618	—	(10)	$38.43	3/6/2024
	12,296	6,148	(5)	$41.64	6/6/2024
	4,758	4,758	(6)	$93.52	6/11/2025
	2,448	7,346	(7)	$98.025	5/14/2026
	—	9,821	(8)	$103.37	5/18/2027
						1,501	(5)	$168,172
						1,337	(6)	$149,797
						2,104	(7)	$235,732
						1,216	(11)	$136,241
						2,902	(8)	$325,140
									5,346	(3)(6)	$598,966
									5,610	(3)(7)	$628,544
									5,804	(3)(8)	$650,280
Anila Lingamneni	—	7,509	(12)	$103.12	4/15/2027
	—	4,092	(8)	$103.37	5/18/2027
						2,181	(12)	$244,359
						1,209	(8)	$135,456
									2,418	(3)(8)	$270,913
38 HAEMONETICS CORPORATION | 2021 Proxy Statement

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Josep L. Llorens	2,357	2,357	(13)	$111.84	9/4/2025
	1,335	4,007	(7)	$98.025	5/14/2026
	—	5,728	(8)	$103.37	5/18/2027
						671	(13)	$75,179
						1,148	(7)	$128,622
						1,692	(8)	$189,572
									2,682	(3)(13)	$300,491
									3,060	(3)(7)	$342,842
									3,385	(3)(8)	$379,255
(1)All stock option awards vest in annual increments of 25% beginning on the first anniversary of the date of grant.
(2)Represents unvested RSUs, the market value for which was determined by multiplying the Closing Price by the number of RSUs. Each RSU vests in annual increments of 25% beginning on the first anniversary of the date of grant.
(3)Represents unvested PSUs, the market value for which was determined by multiplying the Closing Price by the number of PSUs assuming that PSU awards would vest at target award amounts. The PSU award amounts will be determined based on the Company's total shareholder return during a three-year performance period relative to a comparison group and vest, if at all, on the last day of the performance period. The last day of the performance period for grants made in June 2018 is June 10, 2021, for grants made in September 2018 is September 3, 2021, for grants made in May 2019 is May 13, 2022 and for grants made in May 2020 is May 17, 2023. The actual number of shares awarded under a PSU may range from 0% to a maximum of 200% of the target award depending upon the Company’s relative total shareholder return.
(4)Date of grant is June 29, 2016.
(5)Date of grant is June 6, 2017.
(6)Date of grant is June 11, 2018.
(7)Date of grant is May 14, 2019.
(8)Date of grant is May 18, 2020.
(9)Date of grant is October 25, 2016.
(10)Date of grant is March 6, 2017.
(11)Date of grant is October 22, 2019.
(12)Date of grant is April 15, 2020.
(13)Date of grant is September 4, 2018.
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Christopher A. Simon	—	$—	126,257	$11,291,157
William P. Burke	—	$—	27,751	$2,530,274
Michelle L. Basil	—	$—	28,509	$2,596,436
Anila Lingamneni	—	$—	—	$—
Josep L. Llorens	—	$—	717	$67,455
(1)Amounts reflect the difference between the exercise price of the option and the price of the Company’s common stock on the NYSE at the time of exercise.
(2)Amounts reflect the average of the high and low trading price of the Company’s common stock on the NYSE on the vesting date for awards under our 2005 Plan and the closing price of the Company's common stock on the NYSE on the vesting date for awards under our 2019 Plan.

www.haemonetics.com 39

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table describes the potential payments upon termination or a change in control for our Named Executive Officers. The material terms of our employment, change of control and severance agreements with our Named Executive Officers and the termination and change in control benefits under our equity awards are discussed above in the CD&A under the sub-heading “Employment, Change in Control and Severance Arrangements” beginning on page 32.

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Unvested Equity(1)	Other Benefits(2)	Total
Christopher A. Simon
Voluntary Termination or Termination By the Company for Cause(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$13,472,210	$—	$13,472,210
Disability of Executive(5)	$—	$—	$12,835,711	$—	$12,835,711
Involuntary Termination Without Cause or Constructive Termination by Executive (6)	$2,928,461	$—	$—	$15,000	$2,943,461
Involuntary Termination (Without Cause) or Termination by Executive for Good Reason following a Change in Control(7)	$5,933,655	$40,773	$17,149,071	$15,000	$23,138,498
William P. Burke
Voluntary Termination or Termination By the Company for Cause(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$2,790,621	$—	$2,790,621
Disability of Executive(5)	$—	$—	$2,644,633	$—	$2,644,633
Involuntary Termination Without Cause(6)	$899,113	$16,951	$—	$15,000	$931,064
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,798,967	$38,665	$3,578,930	$15,000	$5,431,562
Michelle L. Basil
Voluntary Termination or Termination by the Company for Cause(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$2,872,171	$—	$2,872,171
Disability of Executive(5)	$—	$—	$2,722,373	$—	$2,722,373
Involuntary Termination Without Cause (6)	$790,635	$8,905	$—	$15,000	$814,540
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,581,921	$28,022	$3,601,912	$15,000	$5,226,855
Anila Lingamneni
Voluntary Termination or Termination by the Company for Cause(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$561,517	$—	$561,517
Disability of Executive(5)	$—	$—	$561,517	$—	$561,517
Involuntary Termination Without Cause(6)	$706,963	$16,951	$—	$15,000	$738,914
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,414,480	$44,349	$753,186	$15,000	$2,227,015
Josep L. Llorens
Voluntary Termination or Termination by the Company for Cause(3)	$—	$—	$—	$—	$—
Death of Executive(4)	$—	$—	$1,085,140	$—	$1,085,140
Disability of Executive(5)	$—	$—	$1,009,961	$—	$1,009,961
Involuntary Termination Without Cause(6)	$673,540	$16,951	$—	$15,000	$705,492
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(7)	$1,298,906	$43,888	$1,522,253	$15,000	$2,880,047
(1)Based upon the price of $112.04, which was the closing price on the NYSE of our common stock on April 1, 2021, the last trading day of our common stock in fiscal 2021.
(2)Represents estimated payments for outplacement services pursuant to our executives' change in control and severance agreements.
(3)Employees that voluntarily retire from the Company after age 55 that have completed five consecutive years of service with the Company remain eligible to receive a pro rata portion of the target award amount under their PSU awards at the end of the performance period based on the period of time elapsed during the performance period and achievement of the relevant performance metrics. None of our Named Executive Officers were retirement eligible as of April 3, 2021 and accordingly would forfeit their PSUs upon voluntary termination.
(4)Payments and benefits are calculated assuming the death of the Named Executive Officer on April 3, 2021. In-the-Money-Value of Unvested Equity includes the value of (a) unvested option awards and RSU awards that accelerate upon the executive's death plus (b) the pro rata value of the target award amount under outstanding PSU awards based on the time elapsed during the performance period through April 3, 2021, assuming the PSU award vests at target award amounts based on the relevant performance metrics. The actual amount payable under these PSU awards can be determined and paid, if at all, only at the end of the performance period and may be more or less than the target performance levels based on the terms of the applicable PSU.
40 HAEMONETICS CORPORATION | 2021 Proxy Statement

(5)Payments and benefits are calculated assuming the Named Executive Officer’s employment was terminated for a disability as defined under his or her respective equity award agreements. In-the-Money-Value of Unvested Equity includes the value of (a) unvested options and RSU awards that will continue to vest according to their original vesting schedule, and (b) the pro rata value of the target award amount under outstanding PSU awards based on the time elapsed during the performance period through April 3, 2021, assuming the PSU award vests at target award amounts. The actual amount payable under these PSU awards can be determined and paid, if at all, only at the end of the performance period and may be more or less than the target performance levels based on the terms of the applicable PSU.
(6)Payments and benefits calculated assuming the Named Executive Officer’s employment was terminated by the Company without cause or, solely in the case of Mr. Simon, upon Mr. Simon's resignation due to constructive termination (as defined in Mr. Simon's severance agreement), on April 3, 2021 and payable as a lump sum.
(7)Payments and benefits calculated assuming the Named Executive Officer’s employment was terminated by the Company without cause or by the Named Executive Officer for good reason on April 3, 2021 following a change in control and payable as a lump sum. Additionally, In-the-Money-Value of Unvested Equity assumes that PSU awards would vest at target award amounts. The actual amount payable under these awards can be determined only at the time of the change in control and may be more or less than the target performance levels based on the terms of the applicable PSU.

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Simon. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s requirements. For fiscal 2021, our median employee annual total compensation was $39,767. Our CEO’s annual total compensation was $8,625,394. Accordingly, the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation for our fiscal 2021 was 217 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we used the following methodology, material assumptions, adjustments and estimates:
•We determined that, as of January 3, 2021 (the date chosen for identifying our median employee), our employee population consisted of 2,560 employees worldwide.
•We used a consistently applied compensation measure to identify our median employee by comparing the base salary and hourly wages actually paid in calendar year 2020 as reflected in our payroll records. To make them comparable, base salaries and wages for newly hired employees who had worked less than a year were annualized.
•We used all of our worldwide employees, excluding Mr. Simon, in our analysis, and used the currency exchange rate in effect on January 3, 2021 to convert all currencies to U.S. dollars for the comparison. We did not make any cost of living adjustments in identifying the median employee.
•After we identified our median employee, we combined the elements of such employee's compensation for the Company's fiscal year ended April 3, 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal 2021 Summary Compensation Table included in this Proxy Statement.
Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Hedging Policy
Our Securities Trading Policy prohibits employees and directors of the Company from engaging in hedging or similarly speculative transactions with respect to the Company’s securities, including, without limitation, same day or short-term trading (i.e., day trading), short sales, and buying, selling or writing puts, calls or other derivatives denominated in Haemonetics securities.
www.haemonetics.com 41

ITEM 3—TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm to audit the Company’s financial statements. The Audit Committee is appointing Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022, and the Board is asking shareholders to ratify the selection of Ernst & Young LLP at the meeting. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company’s shareholders.
Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The text of the resolution in respect of Item 3 is as follows:
RESOLVED, that the Company’s shareholders ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending April 2, 2022.

The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2022. Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the meeting. Abstentions and broker "non-votes" will not have any effect on this proposal. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

42 HAEMONETICS CORPORATION | 2021 Proxy Statement

Audit Fees and Services
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended April 3, 2021 and March 28, 2020:

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$4,082,500	$3,301,000
Audit-Related Fees(2)	$75,000	$183,850
Tax Fees(3)	$1,000,800	$1,071,000
All Other Fees(4)	$1,005,000	$7,200
Total	$6,163,300	$4,563,050
(1)Audit fees consisted principally of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to SEC filings, and accounting consultations which relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. Fiscal 2020 audit fees included additional incremental audit procedures applied as a result of the implementation of ASC Update No. 2016-02, Leases (“ASC 842”).
(2)Fiscal 2021 and fiscal 2020 audit-related fees consisted principally of fees related to accounting consultations and due diligence procedures for acquisition and divestiture transactions, as well as fees related to the audit of the Haemonetics Corporation Savings Plus Plan.
(3)Fiscal 2021 and fiscal 2020 tax fees consisted principally of fees paid for assistance with transfer pricing, tax compliance, reporting and planning. Fiscal 2021 and fiscal 2020 tax fees also included tax planning and due diligence procedures for acquisition and divestiture transactions.
(4)Fiscal 2021 and fiscal 2020 all other fees consisted of aggregate fees billed for the license of technical accounting software. Fiscal 2021 all other fees also included consultation services in connection with the Company's completion of a convertible note financing.
AUDIT COMMITTEE POLICY FOR PRE-APPROVAL OF SERVICES
The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended April 3, 2021 were pre-approved in accordance with this policy.

Audit Committee Report
NATURE OF THE REPORT
The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
AUDIT COMMITTEE REPORT
The Audit Committee (the “Committee”) is currently comprised of three directors, each of whom meets the applicable independence and experience requirements of the SEC and the NYSE, as determined by the Board. The Committee operates under a written charter adopted by the Board.
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, internal auditors and management of
www.haemonetics.com 43

the Company. The Committee is also directly responsible for the appointment, termination and compensation of the independent registered public accounting firm.
The Committee met ten times during fiscal 2021. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal audit function and Ernst & Young LLP. The Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for its audits and the Committee regularly met with Ernst & Young LLP without the presence of management. Ernst & Young LLP has unrestricted access to the Committee.
The Committee reviewed and discussed with management and Ernst & Young LLP the Company’s audited financial statements for the fiscal year ended April 3, 2021. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the overall quality of the statements, not just their technical compliance. The Committee focused on the accounting principles used, the reasonableness of significant judgments, management’s evaluation of the effectiveness of the Company’s internal controls and the clarity of disclosures in the Company’s financial statements. The Committee also discussed with Ernst & Young LLP the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. Ernst & Young LLP provided the Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Committee discussed with Ernst & Young LLP its independence from our Company.
When considering Ernst & Young LLP’s independence, the Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with Ernst & Young LLP maintaining their independence.
Based on the Committee’s review and discussion with management and Ernst & Young LLP and the Committee’s review of the representations of management and the report of Ernst & Young LLP to the Committee, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021.
AUDIT COMMITTEE
Charles J. Dockendorff, Chair
Catherine M. Burzik
Michael J. Coyle
44 HAEMONETICS CORPORATION | 2021 Proxy Statement

SHARE OWNERSHIP INFORMATION

Equity Compensation Plans
The following table sets forth information as of April 3, 2021 with respect to the shares of common stock that may be issued under our three existing equity compensation plans, the 2005 Long-Term Incentive Plan (the “2005 Plan”), the 2019 Long-Term Incentive Compensation Plan (the "2019 Plan") and the 2007 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans approved by security holders	1,450,041(1)	$70.29(2)	6,630,023(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,450,041	$70.29	6,630,023
(1) Includes 248,463 shares issuable upon the vesting of RSUs, 240,891 shares issuable upon the vesting of PSUs and 960,687 options to purchase shares of the Company’s common stock. PSUs have been included at their target value. Amounts in columns (a) and (b) include outstanding awards under both our 2005 Plan and 2019 Plan. On July 25, 2019 (the "Effective Date"), the Company's shareholders approved the 2019 Plan, the successor to the 2005 Plan. Upon the Effective Date, no further awards were granted under the 2005 Plan; however, each outstanding award under the 2005 Plan will remain outstanding under that plan and continue to be governed under its terms and any applicable award agreement.
(2) Represents the weighted average exercise price per share of the Company’s non-qualified stock options outstanding at April 3, 2021. The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.
(3) Represents 5,031,509 shares available for future issuance under the 2019 Plan and 1,598,514 shares available for purchase under the ESPP. Issuance of RSUs and PSUs reduce the number of shares available for issuance at a ratio of 2.76 shares to 1 under the 2019 Plan and shares subject to an option reduce the number of shares available at a ratio of 1 to 1 under the 2019 Plan. Additionally, shares of common stock subject to outstanding RSU, PSU and option grants under the 2005 Plan as of the Effective Date that terminate, expire or are canceled, forfeited, exchanged or surrendered on or after the Effective Date, without having been exercised, vested or paid under the 2005 Plan are added to the share reserve under the 2019 Plan at the rates described in the preceding sentence. RSUs and PSUs have reduced the number of securities available for future issuance based on their maximum issuance value of by 685,757 and 1,329,718, respectively. During the purchase period ended April 30, 2021, 38,662 shares of common stock of the Company were subject to purchase pursuant to the ESPP.
For a detailed description of the Company’s equity compensation plans and the assumptions used to calculate the number of unvested PSUs see Note 17 “Capital Stock” to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 3, 2021.
www.haemonetics.com 45

Security Ownership of Certain Beneficial Owners, Directors, and Management
The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees; (iii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iv) all directors and executive officers as a group. The information is presented as of June 10, 2021.

Name of Beneficial Owner	Title of Class	Amount & Nature Beneficial Ownership(1)	Percent of Class(2)
Greater than 5% Beneficial Owners
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	Common Stock	4,700,591	9.22%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	4,852,282	9.52%
Capital Research Global Investors(5) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	Common Stock	2,775,636	5.45%
Neuberger Berman Group LLC(6) Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104	Common Stock	2,833,049	5.56%
Named Executive Officers
Christopher A. Simon(7)	Common Stock	514,108	1.00%
William P. Burke(7)	Common Stock	43,555	*
Michelle L. Basil(7)	Common Stock	56,827	*
Anila Lingamneni(7)	Common Stock	3,954	*
Josep Llorens(7)	Common Stock	7,770	*
Non-Employee Directors
Robert E. Abernathy(7)	Common Stock	12,048	*
Catherine M. Burzik(7)	Common Stock	13,738	*
Michael J. Coyle(7)	Common Stock	2,461	*
Charles J. Dockendorff(7)	Common Stock	22,323	*
Lloyd E. Johnson(7)(8)	Common Stock	—	*
Mark W. Kroll(7)	Common Stock	18,440	*
Richard J. Meelia(7)	Common Stock	32,050	*
Claire Pomeroy(7)	Common Stock	3,939	*
Ellen M. Zane(7)	Common Stock	6,440	*
All executive officers and directors as a group (14 persons)	Common Stock	737,653	1.44%
*     Less than 1%
(1)     The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)     Applicable percentage ownership as of June 10, 2021 is based upon 50,963,955 shares of our common stock outstanding as of the record date. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after June 10, 2021 and RSUs and PSUs that vest within 60 days after June 10, 2021 are deemed outstanding for computing the percentage ownership of the person holding such options, RSUs and PSUs, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)     Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 29, 2021. The Schedule 13G/A indicates that, as of December 31, 2020, BlackRock, Inc. had sole voting power over 4,534,842 shares, sole dispositive power over 4,700,591 shares and shared voting and dispositive power over 0 shares.
46 HAEMONETICS CORPORATION | 2021 Proxy Statement

(4)     Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by the Vanguard Group on February 10, 2021. The Schedule 13G/A indicates that, as of December 31, 2020, the Vanguard Group had sole voting power over 0 shares, shared voting power over 39,594 shares, sole dispositive power over 4,771,541 shares and shared dispositive power over 80,741 shares.
(5)    Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on June 10, 2021. The Schedule 13G/A indicates that, as of May 31, 2021, Capital Research Global Investors had sole voting and dispositive power over 2,775,636 shares and shared voting and dispositive power over 0 shares.
(6)     Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC on February 12, 2021. The Schedule 13G/A indicates that, as of December 31, 2020, each reporting person had sole voting power over 0 shares, shared voting power over 2,804,641 shares, sole dispositive power over 0 shares and shared dispositive power over 2,833,049 shares.
(7)     Includes shares that may be acquired upon the exercise of options exercisable within 60 days of June 10, 2021, unvested RSUs vesting within 60 days of June 10, 2021 and, in the case of our Named Executive Officers, unvested PSUs vesting within 60 days of June 10, 2021 as follows:

Name of Beneficial Owner	Stock Options Exercisable Within 60 Days of June 10, 2021	Unvested RSUs Exercisable Within 60 Days of June 10, 2021	Unvested PSUs Exercisable Within 60 Days of June 10, 2021
Christopher Simon	368,355	2,840	— (9)
William P. Burke	37,626	651	— (9)
Michelle L. Basil	47,551	668	— (9)
Anila Lingamneni	2,900	—	—
Josep L. Llorens	6,460	—	—
Robert Abernathy	—	1,983	N/A
Catherine M. Burzik	—	1,983	N/A
Michael J. Coyle	—	1,983	N/A
Charles J. Dockendorff	—	1,983	N/A
Lloyd E. Johnson(8)	—	—	N/A
Mark W. Kroll	—	1,983	N/A
Richard J. Meelia	—	1,983	N/A
Claire Pomeroy	—	1,983	N/A
Ellen M. Zane	—	1,983	N/A
(8)    Director nominee for election at the 2021 Annual Meeting of Shareholders.
(9)    There was no payout under PSUs granted on June 11, 2018 with performance-based objectives tied to the Company's rTSR relative to the components of the S&P SmallCap 600 and S&P MidCap 400 indices during the three-year performance period from June 11, 2018 to June 10, 2021. For more information see the "Looking Ahead to Fiscal 2022" section of the CD&A beginning on page 23.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the SEC reports concerning their ownership of the Company’s common stock and changes in such ownership. To our knowledge, based upon a review of copies of reports filed with the SEC with respect to the fiscal year ended April 3, 2021 and written representations by our directors and officers that no other reports were required with respect to their transactions, during the fiscal year ended April 3, 2021, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed.

www.haemonetics.com 47

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?
The Company is making this Proxy Statement, the Company’s 2021 Annual Report to Shareholders and other meeting materials available to you on the Internet or, upon your request, sending printed or electronic versions to you (by mail or email, respectively) because the Board is soliciting your proxy to vote at the 2021 Annual Meeting of Shareholders to be held on August 6, 2021 at 8:00 A.M., Eastern Time, at the Company’s headquarters located at 125 Summer Street, Boston, Massachusetts 02110, and at any adjournment(s) or postponements thereof. You are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about June 18, 2021, we will mail to our shareholders of record (other than those who previously requested electronic or paper delivery on an ongoing basis) a Shareholder Meeting Notice and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and 2021 Annual Report to Shareholders. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.

What is the purpose of the meeting?
At the 2021 Annual Meeting of Shareholders, shareholders will vote upon matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read this Proxy Statement, the 2021 Annual Report to Shareholders and the other meeting materials carefully.

Who can vote?
Our Board has fixed the close of business on June 2, 2021 as the record date. Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the record date will be entitled to notice of, and to vote at, the 2021 Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof. As of the record date, an aggregate of 50,963,955 shares of our common stock were issued and outstanding, held by 117 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the meeting.

What items am I voting on?
Shareholders will vote on the following items at the meeting:
1.To elect the six director nominees named in this Proxy Statement to one-year terms expiring in 2022 (Item 1);
2.To approve, on an advisory basis, the compensation of our Named Executive Officers (Item 2);
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022 (Item 3); and
4.To transact such other business as may properly come before the meeting.
48 HAEMONETICS CORPORATION | 2021 Proxy Statement

What are the recommendations of the Board?
Our Board recommends that you vote your shares:
•FOR each of the nominees for director (Item 1);
•FOR the approval of the advisory vote to approve the compensation of our Named Executive Officers (Item 2); and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022 (Item 3).

How do I vote my shares?
You may vote in person or by proxy at the 2021 Annual Meeting of Shareholders. Your execution of a proxy will not in any way affect your right to attend the meeting and vote in person.
If you are a shareholder of record (i.e., if you hold shares that are directly registered in your own name), there are four ways to vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.
•By Telephone. If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.
•By Mail. If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.
•In Person. You may vote in person at the 2021 Annual Meeting of Shareholders. We will provide you with a ballot when you arrive. Shareholders who plan to attend the meeting must present valid photo identification. Shareholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by Internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares. Although most banks, brokers and other holders of record also offer Internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Even if you plan to attend the 2021 Annual Meeting of Shareholders, we encourage you to vote in advance using one of the voting methods described above so that your vote will be counted if you later decide not to attend the meeting. Directions to the meeting may be obtained by contacting Investor Relations at (781) 848-7100. You may also contact us in writing at the following address: Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the 2021 Annual Meeting of Shareholders by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary or (3) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts, 02110 at or before the final vote at the meeting.
www.haemonetics.com 49

How will I learn if the meeting is changed to a virtual meeting?
We currently intend to hold our 2021 Annual Meeting of Shareholders in person. However, we are monitoring COVID-19 developments and related guidance issued by Massachusetts regulatory agencies and relevant health organizations. In June 2020, our Board amended our By-Laws to permit the Company to hold annual shareholders meetings solely by means of remote communication (i.e., a virtual meeting) to the extent permitted under Massachusetts law, which by executive order permits Massachusetts corporations to hold annual shareholders meetings by remote communication until 60 days after the state of emergency declared in March 2020 due to COVID-19 is lifted. Should we determine that alternative arrangements for the meeting may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and through our filings with the SEC and post additional information on our investor relations website at www.haemonetics.com.

What vote is required to approve each proposal and how are votes counted?
Election of Directors (Item 1) will be determined by a plurality of the votes cast by shareholders entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the meeting will be elected as directors. However, under a policy adopted by the Board, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. If any nominee for director in this election receives a greater number of votes “withheld” than votes “for”, then within 90 days after the certification of the election results, the remaining members of our Board shall, through a process managed by the Governance and Compliance Committee and excluding the director nominee in question, determine whether to accept such resignation. The determination of the Board will be publicly disclosed by the filing of appropriate disclosure with the SEC.
Approval of Item 2 and Item 3 require the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the meeting.  Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of a quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
Banks, brokers or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.
One of the proposals before the meeting this year is deemed a "routine" matter, namely the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2022 (Item 3), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Item 1) and the non-binding advisory vote to approve executive compensation (Item 2) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker "non-vote" will occur.

Where can I find the results of the meeting?
The preliminary voting results will be announced at the 2021 Annual Meeting of Shareholders. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the meeting.
50 HAEMONETICS CORPORATION | 2021 Proxy Statement

How do I request to receive proxy materials electronically or in hard copy?
The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
www.haemonetics.com 51

ADDITIONAL INFORMATION

Solicitation of Proxies
The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.
The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. The Company will bear these costs.

Shareholder Proposals for Next Year's Annual Meeting
Pursuant to Rule 14a-8 promulgated under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders. In order for a shareholder proposal to be considered timely for inclusion in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary at the Company’s office, Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts 02110, no later than February 18, 2022.
Under our By-Laws, if a shareholder wishes to present a proposal or wants to nominate candidates for election as directors at our 2022 Annual Meeting of Shareholders, such shareholder must give written notice to the Corporate Secretary of the Company at the address noted above. The Corporate Secretary must receive such notice not earlier than 120 day prior to the one year anniversary of the date of the 2021 Annual Meeting of Shareholders and not less than 90 days prior to the one year anniversary of the date of the 2021 Annual Meeting of Shareholders; provided, however, that in the event that the 2022 Annual Meeting of Shareholders is called for a date that is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice must be received by the Corporate Secretary not earlier than 120 days prior to the 2022 Annual Meeting and not later than the later of 90 days prior to such meeting or the 10th day following the day on which public announcement of the 2022 Annual Meeting was made. Our By-Laws also specify requirements as to the form and content of a shareholder’s notice. The Company will not entertain any proposals or nominations that do not meet those requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

Other Matters
Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the proxy holders named in the enclosed proxy card will vote in accordance with their best judgment.

Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

Financial Matters and Form 10-K
WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HAEMONETICS CORPORATION, 125 SUMMER STREET, BOSTON, MASSACHUSETTS 02110.
52 HAEMONETICS CORPORATION | 2021 Proxy Statement

ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE INVESTOR RELATIONS PAGE ON THE COMPANY'S WEBSITE: WWW.HAEMONETICS.COM.

Delivery of Documents to Shareholders Sharing an Address
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Notice and, if applicable, hardcopies of the proxy materials. This means that only one copy of the Notice or hardcopy proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Notice or hardcopy proxy materials to you upon request if you call or write to Investor Relations, Haemonetics Corporation, 125 Summer Street, Boston, Massachusetts 02110, (781) 848-7100. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
By Order of the Board of Directors
Michelle L. Basil
Corporate Secretary
Boston, Massachusetts
June 18, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2021: This Proxy Statement and the Company’s 2021 Annual Report to Shareholders are available at www.envisionreports.com/HAE.

www.haemonetics.com 53

APPENDIX A

Non-GAAP Financial Reconciliations
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). This Proxy Statement contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with U.S. GAAP. In this Proxy Statement, supplemental non-GAAP measures have been provided to assist shareholders in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in our underlying businesses. We strongly encourage shareholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
When used in this Proxy Statement, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Adjusted operating income, adjusted net income and adjusted earnings per share exclude restructuring and turnaround costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation, transaction and integration costs, gains and losses on dispositions and certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per share also exclude the tax impact of these items. Adjusted operating margin equals (i) adjusted operating income divided by (ii) revenue determined in accordance with GAAP, adjusted to exclude the impact of an accelerated charge incurred as a result of the divestiture of our Union, South Carolina liquid solutions operation. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.
For additional details regarding the reconciliation of the GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2021. This information is also available on the Investor Relations page on the Company’s website at www.haemonetics.com.
54 HAEMONETICS CORPORATION | 2021 Proxy Statement

RECONCILIATION OF REPORTED REVENUE GROWTH TO ORGANIC REVENUE GROWTH FOR FISCAL 2021
(Data in thousands)

	Year Ended
	4/3/2021	3/28/20	Reported Growth	Currency Impact	Acquisitions and Divestitures(1)	Other Strategic Exits(2)	53rd Week	Organic Growth
	(unaudited)
Revenues by business unit
Plasma	$332,236	$458,681	(27.6)%	—%	—%	(1.8)%	0.6%	(26.4)%
Blood Center	307,452	317,761	(3.2)%	2.4%	(2.7)%	—%	1.4%	(4.3)%
Hospital(3)	210,632	193,437	8.9%	0.7%	3.3%	—%	1.3%	3.6%
Net business unit revenues	$850,320	$969,879	(12.3)%	1.0%	(0.2)%	(0.8)%	0.6%	(12.9)%
Service	20,143	18,600	8.3%	3.6%	—%	—%	—%	4.7%
Total Net revenues	$870,463	$988,479	(11.9)%	1.0%	(0.2)%	(0.8)%	0.6%	(12.5)%
(1) Reflects the divestiture impacts of (2.5%) related to the Company’s U.S. blood donor management software solutions assets and (0.2%) related to Inlog Holdings France SAS (“InLog”) in Blood Center. Also reflects the impacts of 3.9%, 1.0%, and (1.6%) in Hospital related to the acquisitions of Cardiva Medical, Inc., enicor GMBH and the divestiture of InLog, respectively.
(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business.
(3) Hospital revenue includes Hemostasis Management revenue of $107.4 million and $95.7 million for fiscal 2021 and 2020, respectively. Hemostasis Management revenue increased 12.2% in fiscal 2021 as compared with fiscal 2020. Hemostasis Management revenue increased 9.0%, on an organic basis, in fiscal 2021 as compared to fiscal 2020.

RECONCILIATION OF FREE CASH FLOW BEFORE RESTRUCTURING AND TURNAROUND FOR FISCAL 2021 AND FISCAL 2020
(Data in thousands)

	Year Ended
	4/3/2021	3/28/2020
	(unaudited)
Free Cash Flow Reconciliation:
Cash provided by operating activities	$108,805	$158,217
Capital expenditures, net of proceeds from sale of property, plant and equipment	(35,225)	(31,984)
Free cash flow after restructuring and turnaround costs	$73,580	$126,233
Restructuring and turnaround costs	32,639	20,614
Tax benefit on restructuring and turnaround costs	(7,017)	(7,431)
Free cash flow before restructuring and turnaround costs(1)	$99,202	$139,416
(1) Free cash flow before restructuring and turnaround costs does not include net cash proceeds of $15.0 million from the sale of the Company’s Braintree corporate headquarters during fiscal 2020.

www.haemonetics.com 55

RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED OPERATING INCOME FOR FISCAL 2021 AND FISCAL 2020
(Data in thousands)

	Year Ended
	4/3/2021	3/28/2020
	(unaudited)
GAAP operating income	$89,747	$103,351
Deal Amortization	32,830	25,746
Impairment of assets, PCS2 accelerated depreciation and other related charges(1)	25,696	75,750
Transaction and integration costs	18,421	568
Restructuring and turnaround costs	15,661	19,878
European Medical Device Regulation costs	4,130	1,506
Litigation-Related Charges(2)	897	(701)
Gains on divestitures and sale of assets(3)	(32,812)	(8,083)
Adjusted operating income	$154,570	$218,015
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operations.
(2) Reflects costs incurred related to a litigation-related matter in fiscal 2021 and the impact of the resolution of customer damages assessments associated with product recalls in fiscal 2020.
(3) Reflects gains on divestitures in fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in fiscal 2020.
RECONCILIATION OF GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE FOR FISCAL 2021 AND FISCAL 2020
(Data in thousands except per share data)

	Year Ended
	4/3/2021	3/28/2020
	(unaudited)
GAAP net income	$79,469	$76,526
Deal Amortization	32,830	25,746
Impairment of assets, PCS2 accelerated depreciation and other related charges(1)	25,696	75,750
Transaction and integration costs	21,391	568
Restructuring and turnaround costs	15,661	19,878
European Medical Device Regulation costs	4,130	1,506
Tax Settlement	1,083	795
Litigation-Related Charges(2)	897	(701)
Gains on divestitures and sale of assets(3)	(32,812)	(8,083)
Tax impact associated with adjustments	(27,646)	(20,689)
Adjusted net income	$120,699	$171,296
GAAP net income per common share	$1.55	$1.48
Adjusted items after tax per common share assuming dilution	0.80	1.83
Adjusted net income per common share assuming dilution	$2.35	$3.31
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operations.
(2) Reflects costs incurred related to a litigation-related matter in fiscal 2021 and the impact of the resolution of customer damages assessments associated with product recalls in fiscal 2020.
(3) Reflects gains on divestitures in fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in fiscal 2020.
56 HAEMONETICS CORPORATION | 2021 Proxy Statement

HAEMONETICS®

VOTE

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A Proposals — The Board of Directors recommends a vote FOR each Director Nominee and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Christopher A. Simon	☐	☐
02 - Robert E. Abernathy	☐	☐
03 - Catherine M. Burzik	☐	☐
04 - Michael J. Coyle	☐	☐
05 - Charles J. Dockendorff	☐	☐
06 - Lloyd E. Johnson	☐	☐

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REVOCABLE PROXY — HAEMONETICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
DATE: AUGUST 6, 2021
TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Ellen M. Zane and Christopher A. Simon, and each of them, with full power of substitution, as proxies for the shareholder, to attend the 2021 Annual Meeting of Shareholders of Haemonetics Corporation (the "Company"), to be held at Haemonetics Corporation, 125 Summer Street, Boston, MA 02110 USA on Friday, August 6, 2021 at 8:00 A.M., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before this meeting.

ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH SHARES IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3.

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